Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239759
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 2020)

InflaRx N.V.
15,000,000 Common Shares
Warrants to Purchase up to 15,000,000 Common Shares
We are offering 15,000,000 common shares. For each common share purchased, an investor will also receive a warrant to purchase one common share with an exercise price of $5.80 per share (referred to as the “warrants”). No fractional common shares will be issued upon exercise of the warrants.
The warrants are immediately exercisable and expire on the earliest to occur of the following events: (i) the one (1) year anniversary of the date of issuance, (ii) the sixtieth (60) calendar day anniversary of our publication on Form 6-K of U.S. Food & Drug Administration’s agreement allowing us to use the International Hidradenitis Suppurativa Severity Score (IHS4) or assessed inflammatory lesions (ANF) count as the primary endpoint in our Phase III study, and (iii) 60 days following our publication on Form 6-K of topline data from the Phase III part of the global Phase II/III trial evaluating vilobelimab in mechanically ventilated patients with COVID-19 that show that the primary endpoint of the trial was met.
The common shares and the warrants are immediately separable and will be issued separately. Our common shares trade on the Nasdaq Global Market, or Nasdaq, under the trading symbol “IFRX.” On February 23, 2021, the last sale price of our common shares as reported on Nasdaq was $5.26 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
We are an “emerging growth company” under applicable Securities and Exchange Commission, or the SEC, rules and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2019 and beginning on page S-5 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Common Share and Accompanying Warrant	Total
Combined public offering price	$5.00	$75,000,000
Underwriting discounts and commissions(1)	$0.30	$4,500,000
Proceeds, before expenses, to us(2)	$4.70	$70,500,000
(1)	See “Underwriting” for details regarding underwriting compensation payable to the underwriters in connection with this offering.
(2)	The above summary of offering proceeds to us does not give effect to any exercise of the warrants.
Delivery of the securities is expected to be made on or about March 1, 2021.
Joint Booking-Running Managers
Guggenheim Securities	Raymond James
The date of this prospectus supplement is February 25, 2021.

PROSPECTUS
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PRESENTATION OF FINANCIAL INFORMATION
We report in Euros under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
In this prospectus supplement, unless otherwise indicated, any U.S. dollar amounts have been translated into Euros at a rate of $1.1708 to €1.00, the official exchange rate quoted as of September 30, 2020 by the European Central Bank. Such euro amounts are not necessarily indicative of the amounts of Euros that could actually have been purchased upon exchange of U.S. dollars at the dates indicated and have been provided solely for the convenience of the reader. The terms “$” or “dollar” refer to U.S. dollars, and the terms “€” or “Euro” refer to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended.
TRADEMARKS
InflaRxTM is our trademark. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering.
Before buying any securities that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “InflaRx N.V.,” “InflaRx,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the financial statements and other documents incorporated by reference in this prospectus supplement contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•
the timing, progress and results of clinical trials of vilobelimab and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
the timing and outcome of any discussions or submission of filings for regulatory approval of vilobelimab or any other product candidate, and the timing of and our ability to obtain and maintain regulatory approval of vilobelimab for any indication;

•	our ability to leverage our proprietary anti-C5a technology to discover and develop therapies to treat complement-mediated autoimmune and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for vilobelimab and any other product candidates, and the scope of such protection;
•
whether the Food and Drug Administration (FDA), European Medicines Agency (EMA) or comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for vilobelimab and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

•	our expectations regarding the size of the patient populations for, market opportunity for and clinical utility of vilobelimab or any other product candidates, if approved for commercial use;
•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers and our ability to engage additional third-party manufacturers for our planned future clinical trials and potentially for commercial supply of vilobelimab;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our expectations regarding the scope of any approved indication for vilobelimab;
•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;
•	our ability to commercialize vilobelimab or our other product candidates;
•	if any of our product candidates obtain regulatory approval, our ability to comply with and satisfy ongoing obligations and continued regulatory overview;
S-iv

•	our ability to comply with enacted and future legislation in seeking marketing approval and commercialization;
•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•	our competitive position and the development of and projections relating to our competitors in the development of C5a inhibitors or our industry;
•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a foreign private issuer; and
•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our securities discussed under the “Risk Factors” section in this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2019 and beginning on page S-5 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.
InflaRx N.V.
Our Business
We are a clinical-stage biopharmaceutical company focused on applying our proprietary anti-C5a technology to discover and develop first-in-class, potent and specific inhibitors of the complement activation factor known as C5a. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of autoimmune and other inflammatory diseases. Our lead product candidate, vilobelimab (also known as IFX-1), is a novel intravenously delivered first-in-class anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings.
We have been developing vilobelimab for the treatment of Hidradenitis Suppurativa, or HS, a chronic debilitating systemic inflammatory skin disease. In June 2019, we announced that our Phase IIb clinical trial of vilobelimab in HS did not meet its primary endpoint. On July 18, 2019, we published a post-hoc analysis showing multiple signals of efficacy for the vilobelimab high dose group compared to the placebo group within the initial phase of the SHINE study. On November 6, 2019, we reported additional data from the open label extension (OLE) phase of the international SHINE Phase IIb study. In June 2020, we completed an end of Phase II meeting with the FDA to discuss a Phase III development program for the use of vilobelimab in the treatment of HS. We plan to submit a Special Protocol Assessment (SPA) to the FDA for a Phase III trial in Hidradenitis Suppurativa in the first quarter of 2021. In Europe, we received positive scientific advice from the EMA about the European pathway for regulatory approval, including supporting the use of a new primary endpoint, the International Hidradenitis Suppurativa Severity Score (IHS4). We are working diligently to address the additional feedback received from regulatory agencies so far to develop the strategy for a global Phase III development program in HS.
We are also developing vilobelimab for the treatment of severe COVID-19-induced pneumonia with an adaptive randomized open-label multicenter trial in Europe. On March 31, 2020, we initiated a clinical development program with vilobelimab in COVID-19 patients with severely progressed pneumonia. The Phase II part of the global Phase II/III trial evaluating vilobelimab in mechanically ventilated or highly oxygen dependent patients with COVID-19 randomized and enrolled a total of 30 patients. The Phase III part was initiated in mid-September, and recruitment is currently ongoing in Europe, with other regions in the process of being added. The study is enrolling as planned with a total goal of up to 400 critically ill intubated patients. A blinded interim analysis is planned after 180 patients, with a potential early stop of the trial for efficacy or futility. Topline data from the trial are expected to be available in 2021.
We have also announced plans to start an open-label, multicenter Phase II study evaluating vilobelimab alone and in combination with pembrolizumab in patients with PD-1 or PD-L1 inhibitor-resistant/refractory locally advanced or metastatic cutaneous squamous cell carcinoma (cSCC). The non-comparative two-stage Phase II trial is expected to start in the first half of 2021 and will be a multi-national study, including sites in Europe, the United States and elsewhere. The main objectives of the trial are to assess the antitumor activity and safety of vilobelimab monotherapy and to determine the maximum tolerated or recommended dose, safety and antitumor activity in the combination arm.
We intend to develop vilobelimab and other proprietary antibodies and molecules, and evaluate other technologies as well, to address a wide array of complement-mediated and other diseases with significant unmet needs, including Anca-associated vasculitis, a rare life-threatening autoimmune disease and pyoderma gangrenosum, a rare inflammatory skin disorder, and indications in oncology and potentially other indications and diseases.

Unaudited Cash and Cash Equivalents and Financial Assets
As of December 31, 2020, we had cash and cash equivalents of €26.0 million and current and non-current financial assets of €55.2 million and €0.3 million, respectively. This financial information is preliminary, unaudited, is not a comprehensive statement of our financial position or operating results, is based on information available as of the date of this prospectus supplement, and is subject to change. Accordingly, you should not place undue reliance upon this information. This unaudited financial information has been prepared by, and is the responsibility of, our management. KPMG AG Wirtschaftsprüfungsgesellschaft has not audited this information. Accordingly, KPMG AG Wirtschaftsprüfungsgesellschaft does not express an opinion or any other form of assurance with respect thereto.
Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer
We qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
inclusion of only two years of audited financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure in this prospectus;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure about our executive compensation arrangements in our periodic reports and registration statements; and
•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute arrangements.
We may take advantage of these provisions until 2022 or such earlier time that we cease to qualify as an emerging growth company. We would cease to qualify as an emerging growth company (i) upon the last day of the fiscal year in which (A) we had at least $1.07 billion in annual revenue or (B) we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that are held by non-affiliates exceeds $700 million as of the prior June 30, or (ii) upon the date on which we have issued more than $1.0 billion of non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. This transition period is only applicable under U.S. GAAP. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
Corporate Information
Our principal executive offices are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641-508-180. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our principal website is www.inflarx.de. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be a part of this prospectus supplement.

THE OFFERING
Common shares offered by us
15,000,000 common shares.
Warrants offered by us
Warrants to purchase up to 15,000,000 common shares. The form of warrant is attached here as Annex A. For more information, see “Description of Securities We Are Offering” beginning on page S-21 of this prospectus supplement. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants.
Common shares to be outstanding immediately after this offering(1)
43,228,415 common shares (assuming no exercise of the warrants).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $70.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the warrants. We intend to use the net proceeds from this offering primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference for a discussion of factors to consider carefully before deciding to purchase our securities.
Nasdaq Global Market symbol
“IFRX.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
The number of our common shares to be outstanding immediately after this offering is based on 28,228,415 common shares outstanding as of September 30, 2020, and excludes the common shares issuable upon exercise of the warrants and also excludes, as of September 30, 2020, the following:
•
148,433 common shares issuable upon the exercise of vested options outstanding as of September 30, 2020, under our 2012 stock option plan, at a weighted-average exercise price of €0.01 per common share; and

•
1,094,852 common shares issuable upon the exercise of vested options outstanding as of September 30, 2020, under our 2016 stock option plan, at a weighted-average exercise price of $3.35 per common share (€2.86 per common share); and

•	2,167,664 common shares covered by awards available for issuance under our 2017 long-term incentive plan as of September 30, 2020 (of which 1,686,842 are vested).
Unless otherwise indicated, all information contained in this prospectus also reflects and assumes:
•	no exercise of the options and awards described above; and
•	no exercise of the warrants.
(1)	Excludes 610,022 common shares issued pursuant to our at the market offering program following September 30, 2020..

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information in this prospectus supplement and the documents incorporated by reference before making an investment in our securities. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our securities could decline and you could lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Relating to the Offering
There is no public market for the warrants being offered in this offering. As such, we expect that the liquidity of the warrants will be limited.
There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.
The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.
The warrants do not confer any rights of share ownership on their holders, such as voting or dividend rights, but rather merely represent the right to acquire our common shares at a fixed price for a limited period of time. After their expiration, any unexercised warrants will have no further value. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common shares will equal or exceed the exercise prices of the warrants for a sustained period of time or at all and, consequently, it may not ever be profitable for warrant holders to exercise the warrants.
Warrant holders will have no rights as common shareholders until they acquire our common shares.
Until warrant holders acquire our common shares upon exercise of the warrants, warrant holders will have no rights with respect to our common shares issuable upon exercise of the warrants, including the right to vote, receive dividends or respond to tender offers.
If you purchase securities in this offering, you will suffer immediate dilution of your investment.
The combined public offering price per common share and accompanying warrant may exceed the as adjusted net tangible book value per common share. Therefore, if you purchase securities in this offering, you may pay a price per common share and accompanying warrant that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options are exercised, you will incur further dilution.
After giving effect to this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the warrants, you would experience immediate dilution of $0.97 per common share, representing the difference between the combined public offering price and our as adjusted net tangible book value per common share as of September 30, 2020, after giving effect to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of our common shares and dilute shareholders.
Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. If our existing shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Moreover, we have entered into a registration rights agreement entitling certain of our shareholders rights, subject to conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders. In addition, we have registered on a Form S-8 registration statement all common shares that we may issue under our equity incentive plan. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline.
If we sell common shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to those of our existing shareholders. Any sales of our common shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Although we currently intend to use the net proceeds from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement, our management has broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common shares to decline and delay the development of our product candidates.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address offerings such as this offering, the allocation an investor makes with respect to the purchase price hereunder between each common share and each warrant could be challenged by the U.S. Internal Revenue Service (the “IRS”) or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants we are issuing in this offering are unclear under current law. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding, or disposing of our common shares and the warrants.
An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.
No ruling has been or will be requested from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or the Company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of common shares or warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

USE OF PROCEEDS
We estimate that the net proceeds to us from the offering will be approximately $70.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the warrants.
We intend to use the net proceeds from this offering primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue other clinical trials or preclinical activities if the net proceeds from this offering and our other sources of cash are less than expected.
Pending their use, we plan to invest a portion of the net proceeds from this offering in short- and intermediate-term interest-bearing financial assets and certificates of deposit.
If all of the warrants are exercised in cash, we would receive additional proceeds of approximately $87.0 million. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

CAPITALIZATION
The table below sets forth our cash and cash equivalents, and our total capitalization (defined as equity) as of September 30, 2020:
•	on an actual basis; and
•
on an as adjusted basis to give effect to our issuance and sale of 15,000,000 common shares and accompanying warrants at the combined public offering price of $5.00 per common share and accompanying warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the warrants.

Investors should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of September 30, 2020
	Actual	As Adjusted(1)(2)
	(unaudited)
(in thousands of €)
Cash and cash equivalents	44,834	104,579
Equity
Issued capital(3)	3,387	5,187
Share premium	220,290	278,235
Other capital reserves	26,040	26,040
Accumulated deficit	(159,487)	(159,487)
Other components of equity	(535)	(535)
Total equity	89,695	149,440
Total capitalization(4)	89,695	149,440
(1)
Excludes proceeds from the subsequent issuance of 610,022 common shares registered under our registration statement on Form F-3 dated July 8, 2020, as amended and supplemented, and 347,842 common shares upon the exercise of share options.

(2)
We have not yet determined whether the warrants will be classified and accounted for as liabilities or as equity. The potential financial statement effect of these warrants is not included in the as adjusted basis.

(3)	Based on 28,228,415 common shares (€0.12 nominal value) issued and outstanding on an actual basis and common shares issued and 43,228,415 outstanding on an as adjusted basis.
(4)	As we had no long-term debt as of September 30, 2020, total capitalization consists of total equity.

DILUTION
If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per common share after this offering.
Our net tangible book value as of September 30, 2020 was $104.6 million (€89.3 million), or $3.70 per common share (€3.16 per common share), based on the number of common shares then outstanding. Net tangible book value per common share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the total number of our common shares issued and outstanding. Dilution represents the difference between the amount paid by purchasers of securities in this offering and the net tangible book value per common share immediately after this offering.
After giving effect to the issuance and sale of 15,000,000 common shares and accompanying warrants to purchase up to 15,000,000 common shares in this offering at a combined public offering price of $5.00 per common share and accompanying warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been $174.5 million (€149.1 million), or $4.03 per common share (€3.44 per common share). This represents an immediate increase in net tangible book value of $0.33 per common share (€0.28 per common share) to existing shareholders and an immediate dilution of $0.97 per common share (€0.83 per common share) to investors in this offering. The following table illustrates this per share dilution.
Combined public offering price per common share and accompanying warrant	$5.00	€4.27
Net tangible book value per common share as of September 30, 2020	$3.70	€3.16
Increase in net tangible book value per common share attributable to new investors purchasing securities in this offering	$0.33	€0.28
As adjusted net tangible book value per common share as of September 30, 2020 after giving effect to this offering	$4.03	€3.44
Dilution per share to new investors purchasing securities in this offering	$0.97	€0.83
To the extent that outstanding options are exercised, you will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.
Additionally, investors who purchase common shares upon the exercise of the warrants may experience dilution depending on our net tangible book value at the time of exercise.
If the holders of the warrants exercise their warrants in full, our as adjusted net tangible book value after this offering would be $4.49 per common share (€3.84 per common share), representing an incremental increase in as adjusted net tangible book value of $0.79 per common share (€0.68 per common share) to existing shareholders and dilution per common share to new investors would be $1.82 per common share (€1.55 per common share).

Material Dutch Tax Considerations
General
The following is a general summary of certain material Dutch tax consequences of the acquisition, holding and disposition of our common shares and warrants acquired in this offering. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of common shares and warrants and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution. To the extent this summary relates to legal conclusions under current Netherlands tax law, and subject to the qualifications it contains, it represents the opinion of NautaDutilh N.V., our special Dutch counsel. Holders or prospective holders of common shares and warrants should consult with their own tax advisers with regard to the tax consequences of investing in the common shares and warrants in their particular circumstances. The discussion below is included for general information purposes only.
Please note that this summary does not describe the tax considerations for:
(i)
holders of common shares or warrants if such holders, and in the case of individuals, his or her partner or certain of their relatives by blood or marriage in the direct line (including foster children), have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the Company under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with his or her partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)
holders of common shares and warrants if the shares held by such holders qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a taxpayer’s shareholding of 5% or more in a company’s nominal paid-up share capital (or, in certain cases, in voting rights) qualifies as participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)
holders of common shares or warrants who are individuals for whom the common shares or warrants any benefit derived from the common shares or warrants are a remuneration or deemed to be a remuneration for (employment) activities or services performed by such holders or certain individuals related to such holders, whether within or outside an employment relation, that provides the holder, economically speaking, with certain benefits that have a relation to the relevant work activities or services (as defined in the Dutch Income Tax Act 2001); and

(iv)
pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands have agreed to exchange information in line with international standards.

Except as otherwise indicated, this summary only addresses Dutch national tax legislation and published regulations, whereby the Netherlands and Dutch law means the part of the Kingdom of the Netherlands located in Europe and its law respectively, as in effect on the date hereof and as interpreted in published case law (of the Dutch Supreme Court (Hoge Raad der Nederlanden) until this date, without prejudice to any amendment introduced (or to become effective) at a later date and/or implemented with or without retroactive effect. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect any such changes. Since our incorporation, we have had, on a continuous basis, our place of effective management in Germany. Therefore, we believe that we are a tax resident of Germany under German national tax laws. As an entity incorporated under Dutch law, however, we also qualify as a tax resident of the Netherlands under Dutch national tax laws. However, based on our current management structure and current tax laws of the United States, Germany and the Netherlands, as well as applicable income tax treaties, and current interpretations thereof, we believe that we are a tax resident solely in Germany for the purposes of the 2012 convention between the Federal Republic of Germany and the Netherlands for the avoidance of double taxation with respect to taxes on income.
Dividend Withholding Tax
We are required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by us (which withholding tax will not be borne by us but will be withheld by us from the gross dividends paid on the common shares or warrants). However, as long as we continue to have our place of effective management in Germany, and not in the Netherlands, under the convention between the Federal Republic of Germany and the Netherlands for the avoidance of double taxation with respect to taxes on income of 2012, we will be considered to be exclusively tax resident in Germany and we will not be required to withhold Dutch dividend withholding tax. This exemption from withholding does not apply to dividends distributed by us to a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes or to holders of common shares that are neither resident nor deemed to be resident of the Netherlands if the common shares are attributable to a Dutch permanent establishment of such non-resident holder, in which events the following applies.
Dividends distributed by us to individuals and corporate legal entities who are resident or deemed to be resident in the Netherlands for Dutch tax purposes (“Dutch Resident Individuals” and “Dutch Resident Entities” as the case may be) or to holders of common shares or warrants that are neither resident nor deemed to be resident of the Netherlands if the common shares or warrants are attributable to a Dutch permanent establishment of such non-resident holder are subject to Dutch dividend withholding tax at a rate of 15%.
The expression “dividends distributed” includes, among other things:
•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;
•
liquidation proceeds, proceeds of redemption of shares, or proceeds of the repurchase of shares by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those shares as recognized for purposes of Dutch dividend withholding tax, unless in case of a repurchase, a particular statutory exemption applies;

•
an amount equal to the par value of shares issued or an increase of the par value of shares, to the extent that it does not appear that a contribution, recognized for purposes of Dutch dividend withholding tax, has been made or will be made; and

•
partial repayment of the paid-in capital, recognized for purposes of Dutch dividend withholding tax, if and to the extent that we have net profits (zuivere winst), unless the holders of shares have resolved in advance at a general meeting to make such repayment and the par value of the shares concerned has been reduced by an equal amount by way of an amendment of the Articles of Association.

In addition to the above, it cannot be excluded that proceeds of redemption of warrants, proceeds of the repurchase of warrants or a full or partial cash settlement of warrants fall within the scope of the expression “dividends distributed” and are therefore to such extent subject to Dutch dividend withholding tax at a rate of 15% irrespective of the tax residence of the holders. However, to date, no authoritative case law of the Dutch courts has been made publicly available in this respect.
Dutch Resident Individuals and Dutch Resident Entities can generally credit the Dutch dividend withholding tax against their income tax or corporate income tax liability. The same applies to holders of common shares or warrants that are neither resident nor deemed to be resident of the Netherlands if the common shares or warrants are attributable to a Dutch permanent establishment of such non-resident holder.

Pursuant to legislation to counteract “dividend stripping,” a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner (uiteindelijk gerechtigde) as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also apply in the context of a double taxation convention.
Taxes on Income and Capital Gains
Dutch Resident Entities
Any benefit derived or deemed to be derived from the common shares or warrants held by a Dutch Resident Entity, including any capital gains realized on the disposal thereof, will generally be subject to Dutch corporate income tax at a rate of 15 percent with respect to taxable profits up to €245,000 and 25 percent with respect to taxable profits in excess of that amount (rates and brackets for 2021).
Dutch Resident Individuals
If a holder of common shares or warrants is a Dutch Resident Individual, any benefit derived or deemed to be derived from the common shares or warrants is taxable at the progressive income tax rates (with a maximum of 49.50 percent, rate for 2021), if:
(i)
the common shares or warrants are attributable to an enterprise from which the holder of common shares or warrants derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise, without being an entrepreneur or a shareholder in such enterprise, as defined in the Dutch Income Tax Act 2001; or

(ii)
the holder of common shares or warrants is considered to perform activities with respect to the common shares or warrants that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the common shares or warrants that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of common shares or warrants, such holder will be taxed annually on a deemed return (with a maximum of 5.69 percent in 2021) on the individual's net investment assets (rendementsgrondslag) for the year, insofar the individual's net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual's net investment assets for the year is taxed at a rate of 31 percent. Actual income, gains or losses in respect of the common shares or warrants are as such not subject to income tax in the Netherlands
The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The common shares or warrants are included as investment assets.
For the net investment assets on January 1, 2021, the deemed return ranges from 1.898 percent and 5.69 percent (depending on the aggregate amount of such holder’s net investments assets). The deemed, variable return will be adjusted annually on the basis of historic market yields.
Non-Residents of the Netherlands
A holder of common shares or warrants that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any payment under the common shares or warrants or in respect of any gain or loss realized on the disposal or deemed disposal of the common shares or warrants, provided that:
(i)
such holder does not have an interest in an enterprise or a deemed enterprise (as defined in the Dutch Income Tax Act and the Dutch Corporate Income Tax Act) which, in whole or in part, is either effectively managed in the Netherlands or is carried out through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the common shares or warrants are attributable; and

(ii)
in the event such holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the common shares or warrants that go beyond ordinary asset management (normaal, actief vermogensbeheer) and does not derive benefits from the common shares or warrants that are taxable as benefits from other activities in the Netherlands (resultaat uit overige werkzaamheden).

Gift and Inheritance
Tax Residents of the Netherlands
Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of the common shares or warrants by way of a gift by, or on the death of, a holder of common shares or warrants who is resident or deemed to be resident in the Netherlands at the time of the gift or the holder’s death.
Non-Residents of the Netherlands
No Dutch gift or inheritance taxes will arise on the transfer of the common shares or warrants by way of gift by, or on the death of, a holder of common shares or warrants who is neither resident nor deemed to be resident in the Netherlands, unless
(i)
in the case of a gift of common shares or warrants by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands; or

(ii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.
For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his/her death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident in the Netherlands if such person has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Other Taxes and Duties
No Dutch value-added tax and no Dutch registration tax, stamp duty or any other similar documentary tax or duty will be payable by a holder of common shares or warrants on any payment in consideration for the holding or disposal of the common shares or warrants (other than a payment for financial services that are not exempt from Dutch value-added tax and that are rendered to the holder of common shares or warrants that is resident in Netherlands for Dutch tax purposes).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of the acquisition, ownership, and disposition of our common shares and warrants acquired in this offering. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire the common shares and warrants. This discussion assumes that common shares (including pursuant to the payment of the exercise price of a warrant) and warrants are acquired using U.S. dollars and any constructive distributions in respect of warrants deemed received and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of common shares or warrants will be in U.S. dollars. This discussion also assumes that any shares required to be delivered under the terms of the warrants upon the exercise of a warrant will be timely delivered and that a holder will not be required to pay any cash in connection with a cashless exercise of a warrant.
This section applies only to a U.S. Holder that purchases common shares and warrants in this offering and holds common shares and warrants as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
•	certain financial institutions;
•	dealers or traders in securities who use a mark-to-market method of tax accounting;
•
persons holding common shares or warrants as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares or warrants;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”;
•	persons that own or are deemed (actually or by attribution) to own ten percent or more of our shares (by vote or value);
•	persons who are subject to Section 451(b) of the Code; or
•	persons holding common shares or warrants in connection with a trade or business conducted outside of the United States.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares or warrants, the U.S. federal income tax treatment of a partner will depend on the status and activities of the partner and the activities of the partnership. Partnerships holding common shares or warrants and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares and warrants.
This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Germany and the United States and the income tax treaty between the Netherlands and the United States (as applicable and as the context requires the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares or warrants, who is eligible for the benefits of the Treaty and who is:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares or warrants in their particular circumstances. In particular, because our group includes a U.S. subsidiary, InflaRx Pharmaceuticals, Inc., and therefore under current law our subsidiary InflaRx GmbH is treated as a controlled foreign corporation (regardless of whether we are or are not treated as a controlled foreign corporation), any U.S. Holder that owns or is deemed to own ten percent or more of our shares (by vote or value) is urged to consult its tax advisor regarding the potential application of the “Subpart F income” and “global intangible low-taxed income” rules to an investment in our common shares or warrants.
Allocation of Purchase Price
In this offering, U.S. Holders are purchasing one of our common shares and a warrant for the aggregate purchase price described on the cover of this prospectus supplement. For U.S. federal income tax purposes, each U.S. Holder must allocate the purchase price paid by such U.S. Holder between the common share and each of the warrants based on the relative fair market value of each at the time of issuance. The price allocated to each common share and warrant should be the U.S. Holder’s tax basis in such share or warrant.
The foregoing treatment of the common shares and warrants and a U.S. Holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address how to allocate purchase price in such circumstances, no assurance can be given that the IRS or the courts will agree with any such allocation. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of a purchase of common shares and warrants hereunder.
Taxation of Distributions on our Common Shares
We do not currently expect to make distributions on our common shares. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company (“PFIC”) rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). For so long as we are treated as a PFIC with respect to a U.S. Holder (or were treated as a PFIC with respect to the U.S. Holder in the preceding taxable year), dividends paid to certain non-corporate U.S. Holders will not be eligible for taxation as “qualified dividend income.” To the extent we are not treated as a PFIC with respect to a U.S. Holder and were not treated as a PFIC with respect to the U.S. Holder in the preceding taxable year (if for example in future years we cease to meet the threshold requirements for PFIC status and the U.S. Holder initially acquires our common shares in a year in which we are not treated as a PFIC and we are not so treated thereafter or we were a PFIC with respect to a U.S. Holder for a year during which a U.S. Holder holds common shares but the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its common shares), for so long as our common shares are listed on Nasdaq or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to such a U.S. Holder that is not a corporation would generally be eligible for taxation as “qualified dividend income” if certain other requirements are met, which is generally taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. The amount of a dividend will include any amounts withheld by us in respect of German or Dutch income taxes. Subject to the PFIC rules described below, (i) the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction available to U.S. corporations under the Code and (ii) dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to applicable limitations, German or Dutch income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. German or Dutch taxes withheld in excess of the rate applicable under the

Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may deduct foreign taxes, including any German or Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale or Other Disposition of Common Shares
Subject to the PFIC rules described below, gain or loss realized on the sale or other disposition of common shares generally will be capital gain or loss, and generally will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss generally will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.
Ownership, Sale or Other Disposition, Exercise or Expiration of Warrants
Subject to the PFIC rules described below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a warrant (other than by exercise) generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss generally will equal the difference between the U.S. Holder’s tax basis in the warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.
Subject to the PFIC rules discussed below and except as discussed below with respect to a cashless exercise of a warrant, a U.S. Holder generally will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price. A U.S. Holder’s basis in a common share received upon exercise generally will be equal to the sum of (i) the U.S. Holder’s basis in the warrant and (ii) the exercise price of the warrant. Subject to the PFIC rules described below, it is unclear whether a U.S. Holder’s holding period for the common shares underlying the warrant will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant but in either case, the holding period will not include the period during which the U.S. Holder held the warrant.
In certain circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into common shares. The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the common shares received generally should equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not treated as a gain realization event, it is unclear whether a U.S. Holder’s holding period for the common shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares received would include the holding period of the warrants.
It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants equal to the number of common shares having a fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common shares received would equal the sum of the fair market value of the common shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the common shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, each U.S. Holder should consult its tax advisors regarding the tax consequences of a cashless exercise.
Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of warrants that may be treated as taxable dividends to U.S. Holders to the extent paid out of our current or accumulated earnings and profits, if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.
If a warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s basis in the warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the warrant is more than one year. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Rules
We believe it is likely that we were a PFIC, for U.S. federal income tax purposes in 2018, 2019, 2020, and we may be a PFIC in 2021 or in one or more future taxable years. In addition, we may, now or in the future directly or indirectly, hold equity interests in other PFICs (any such PFIC, a “Lower-tier PFIC”). Under the Code, we generally will be a PFIC for any taxable year in which, after the application of certain look-through rules with respect to our subsidiaries, either (i) 75% or more of our gross income consists of passive income or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, and capital gains. It is possible that we will be a PFIC in 2021 or in any future taxable year because, among other things, (i) we currently own a substantial amount of passive assets, including cash and securities that may give rise to passive income, (ii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time, and (iii) the composition of our income may vary substantially over time. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any year included in the holding period of a U.S. Holder of our common shares or warrants, we would generally continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. investor holds common shares or warrants, even if we ceased to meet the threshold requirements for PFIC status, unless under certain circumstances in the case of its common shares the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its common shares.
Under attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any Lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.
If we were a PFIC for any taxable year that is included in the holding period of a U.S. Holder of our common shares or warrants (assuming, with respect to our common shares, such U.S. Holder has not made a timely mark-to-market election or QEF Election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares or warrants, or an indirect disposition of shares of a Lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for the common shares or warrants. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares (or a distribution by a Lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above (an “Excess Distribution”).
A U.S. Holder can avoid certain of the adverse rules described above with respect to our common shares by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. Our common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, on which the common shares are currently listed, is a qualified exchange for this purpose. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances. U.S. Holders will not be able to make a mark-to-market election with respect to the warrants.
In addition, in order to avoid the application of the foregoing rules, a United States person that owns stock in a PFIC for U.S. federal income tax purposes may make an election to treat the PFIC and each PFIC in which the PFIC holds equity interests as a qualified electing fund (any such election, a “QEF Election”) with respect to each such PFIC if the PFIC provides the information necessary for such election(s) to be made. In order to make such an election, a United States person would be required to make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the United States person’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the United States person. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. Upon request of a U.S. Holder, we will use commercially reasonable efforts to provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and will use commercially reasonable efforts to cause each Lower-tier PFIC which we control, if any, to provide such information with respect to such Lower-tier PFIC. However, no assurance can be given that such QEF information will be available for any Lower-tier PFIC or that we will be aware of its status as a PFIC for any particular taxable year such that a U.S. shareholder may timely make a QEF Election.
U.S. Holders should note that a QEF Election cannot be made with respect to our warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon cash exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an Excess Distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF Election with respect to the newly acquired common shares (or has previously made a QEF Election with respect to our common shares), the QEF Election will apply to the newly acquired common shares. Notwithstanding such QEF Election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF Election, will continue to apply with respect to such newly acquired common shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an Excess Distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the common shares acquired upon the exercise of the warrants for purposes of the PFIC rules.
If a United States person makes a QEF Election with respect to a PFIC, the United States person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of common shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions, if any, received on the shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.
In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a U.S. Holder owns common shares during any year in which we are a PFIC, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our common shares and warrants, the consequences to them of an investment in a PFIC (and any Lower-tier PFICs), any elections available with respect to our common shares and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of common shares or warrants of a PFIC.
The IRS recently finalized Treasury Regulations that address various issues related to determining whether a foreign corporation is a PFIC and whether a U.S. shareholder holds PFIC stock and recently released proposed Treasury Regulations that address various issues related to determining whether a foreign corporation is a PFIC. These Treasury Regulations and proposed Treasury Regulations (if finalized) may affect whether we are a PFIC in 2021 or in any future year. You should consult your tax adviser regarding the effect, if any, these Treasury Regulations may have, or such proposed Treasury Regulations would have, on the determination of our PFIC status.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds in respect of our common shares or warrants that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information Reporting With Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our common shares and warrants, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding whether or not they are obligated to report information relating to their ownership and disposition of the common shares and warrants.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering 15,000,000 common shares and warrants to purchase up to 15,000,000 common shares (and the common shares issuable from time to time upon exercise of the warrants). The common shares and the warrants will be issued separately. The common shares offered by this prospectus supplement are described in the accompanying prospectus under the heading “Description of Share Capital and Articles of Association.” The warrants offered by this prospectus supplement and the accompanying prospectus are described below.
Warrants
The following is a summary of the material terms of the warrants, and does not restate such warrants in their entirety. We urge you to read the form of warrant, which is attached as Annex A to this prospectus supplement. The following description is subject to, and qualified in its entirety by, the form of the warrants that are attached as Annex A to this prospectus supplement. You should review the form of the warrant for a complete description of the terms and conditions applicable to the warrants. See “Where You Can Find More Information.”
Form. The warrants will be issued as individual warrant agreements to the investors. The form of warrant is attached as Annex A to this prospectus supplement.
Exercisability. The warrants are immediately exercisable and expire on the earliest to occur of the following events: (i) the one (1) year anniversary of the date of issuance, (ii) the sixtieth (60) calendar day anniversary of our publication on Form 6-K of U.S. Food & Drug Administration’s agreement allowing us to use the International Hidradenitis Suppurativa Severity Score (IHS4) or assessed inflammatory lesions (ANF) count as the primary endpoint in our Phase III study, and (iii) 60 days following our publication on Form 6-K of topline data from the Phase III part of the global Phase II/III trial evaluating vilobelimab in mechanically ventilated patients with COVID-19 that show that the primary endpoint of the trial was met.
No fractional common shares or scrip representing fractional shares will be issued upon exercise of the warrants. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates and any persons acting as a group together) would beneficially own in excess of 19.99% of the number of our common shares outstanding immediately after giving effect to the exercise. A particular holder may have a higher percentage ownership if circumstances require.
Failure to Timely Deliver Shares. In addition to any other rights available to an investor, if we fail to deliver to the investor or its designee the common shares issuable upon exercise of the warrant (the “Warrant Shares”) by the third trading day after the exercise date as required by the warrant (other than a failure (i) resulting from us delivering an objection notice in good faith, (ii) caused by incorrect or incomplete information provided by the investor to us or (iii) caused by the investor’s failure to deliver the aggregate exercise price or the aggregate par value, as applicable, to us by the exercise long-stop date (in each case as defined in the warrant)), and if the investor purchases (in an open market transaction or otherwise) our common shares to deliver in satisfaction of a sale by the investor of the common shares that the investor anticipated receiving from us upon exercise of the warrant, then, within three trading days of receipt of the investor’s request, we, at the investor’s discretion, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including reasonable and documented brokerage commissions, if any) for the common shares purchased less the aggregate exercise price or aggregate par value (as described below), as applicable, or the buy-in price, at which point our obligation to deliver the common shares issuable upon exercise of the warrant will terminate, or (ii) promptly honor our obligation to deliver to the investor such number of common shares issuable upon exercise of the warrant and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of common shares issuable upon exercise of the warrant, times (B) the per share closing price of our common shares on Nasdaq on the delivery date.
Cashless Exercise. Only in the event that a registration statement covering the Warrant Shares is not effective or available for the issuance of the Warrant Shares, the holder may, in its sole discretion, exercise the warrant, and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of common shares determined according to the following formula:

For purposes of the foregoing formula:
A = the total number of common shares with respect to which the warrant is then being exercised.
B = the average of the weighted average price of the common shares on a per-share basis over the 5 consecutive trading day period ending on, and including, the trading day immediately preceding the exercise date.
C = the exercise price then in effect for the applicable Warrant Shares at the time of such exercise, less the par value, converted to United States Dollars on the basis of the EUR/USD exchange rate published by the European Central Bank on the date of delivery of the aggregate par value of the Warrant Shares issuable upon exercise of the warrants (the “FX Rate”), for one common share. If a registration statement is not effective or available for the issuance of the Warrant Shares and we do not have adequate reserves or profits against which to charge the aggregate par value for any Warrant Shares subject to an exercise notice, then a holder may not exercise such Warrants unless such holder, at the time of exercise, is an “accredited investor” as defined in Regulation D under the Securities Act and such holder represents the same to us in writing.
Exercise Price. Each warrant represents the right to purchase one common share at an exercise price equal to $5.80 per common share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, recapitalization or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. Notwithstanding anything to the contrary in the warrant, in no event shall the exercise price be reduced below the par value of our common shares, determined on the basis of the FX Rate. Whenever we are permitted or required to determine fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on the holder of the warrants.
Governing Law. The warrants are governed by New York law.
Transferability. The warrants may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may be required by applicable securities laws.
Exchange Listing. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.
Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any merger, consolidation or sale in which our common shares are converted into or exchanged for securities, cash or other property, and certain sales or other business combinations, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of shares of stock, securities, cash, assets or other property (including warrants or other purchase or subscription rights) that the holders would have received had they exercised the warrants immediately prior to such event.
Amendment and Waiver. Except as otherwise provided in the warrant, the warrant may only be amended by us and we may take any action prohibited by the warrant, or omit to perform any act required to be performed under the warrant, only if we obtain the written consent of the holder.
Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights or the right to receive dividends, until the holder exercises the warrant.
Warrant Agent. American Stock Transfer & Trust Company is acting as warrant agent for the warrants.

UNDERWRITING
Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Guggenheim Securities, LLC is acting as representative, have severally agreed to purchase the respective numbers of our securities appearing opposite their names in the table below:
Underwriter	Number of Common Shares	Number of Accompanying Warrants(1)
Guggenheim Securities, LLC	10,500,000	10,500,000
Raymond James & Associates, Inc.	4,500,000	4,500,000
Total	15,000,000	15,000,000
(1)	Each accompanying warrant is exercisable for one common share.
The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. Our securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.
The underwriting agreement provides that the underwriters are obligated to purchase all the securities offered by this prospectus supplement if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
Discounts and Commissions
The securities sold by the underwriters to the public will initially be offered at the combined public offering price set forth on the cover of this prospectus supplement and to certain dealers at that price less a concession of not more than $0.18 per common share and accompanying warrant. After the initial offering, the public offering price and concession to dealers may be changed.
The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per common share and accompany warrant basis and in total:
	Per Common Share and Accompanying Warrant	Total
Combined public offering price	$5.00	$75,000,000
Underwriting discounts and commissions	$0.30	$4,500,000
Proceeds, before expenses, to us(1)	$4.70	$70,500,000
(1)
The above summary of offering proceeds to us does not give effect to any exercise of the warrants.
We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $551,000. We have agreed to reimburse the underwriters for their expenses, in the amount of $30,000, relating to clearance of the offering with the Financial Industry Regulatory Authority.
Indemnification of Underwriters
The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements
We and our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of Guggenheim Securities, LLC, we and they will not, through and including the date that is the 90th day after the date of this prospectus (the “restricted period”), directly or indirectly:
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issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any common shares or any securities convertible into or exercisable or exchangeable for our common shares;

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in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any common shares or any securities convertible into or exercisable or exchangeable for our common shares; or

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enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common shares or any securities convertible into or exercisable or exchangeable for our common shares;

whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common shares, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.
Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to us with respect to (1) the issuance of the securities offered in this offering or the common shares issuable upon exercise of the warrants offered in this offering, (2) the issuance of common shares upon the exercise of options granted under our share-based compensation plans, (3) the grant of options and other wards under our share-based compensation plans, (4) the filing of any registration statement on Form S-8 relating to our share-based compensation plans and (4) the issuance of common shares or other securities in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship or any acquisition of assets or equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (4) shall not exceed five percent (5%) of the total number of outstanding common shares immediately following this offering and (y) the recipient of any such common shares or securities issued pursuant to this clause (4) during the restricted period shall enter into a lock-up agreement for the benefit of the underwriters. Subject to certain conditions, the restrictions in the immediately preceding paragraph will not apply to our directors and officers with respect to (1) transfers as bona fide gifts, by will, testamentary document or by intestate succession, (2) transfers to a trust for the direct or indirect benefit of such person or such person’s immediate family, (3) transfers to partners, members or stockholders by a corporation, partnership, limited liability company, trust or other business entity, (4) transfers to a partnership, limited liability company or other entity of which such person and such person’s immediate family are the legal and beneficial owner of all outstanding equity securities or similar interests, (5) transfers to a direct or indirect affiliate by a corporation, partnership, limited liability company or other business entity, or to an investment fund or other entity controlling, controlled by, managing or managed by or under common control with such business entity, (6) transfers by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement, (7) transfers to us upon death, disability or termination of employment of an employee, (8) transfers pursuant to bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our securities involving a change of control of us, (9) transfers of securities acquired in this offering or in open market transactions subsequent to the closing of this offering, (10) the establishment of a trading plan pursuant to and in accordance with Rule 10b5-1 under the Exchange Act, (11) the delivery of common shares to us for cancellation (or the withholding and cancellation of common shares by us) as payment for (x) the exercise price of any options granted in the ordinary course pursuant to any of the our share-based compensation plans or (y) the withholding taxes due upon the exercise of any such option or the vesting of any restricted common shares granted under any such plan and (12) the exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to our share-based compensation plans, provided that any securities received upon such exercise, vesting or settlement remain subject to the lock-up agreements for the restricted period.

Guggenheim Securities, LLC may, in its sole discretion and at any time or from time to time, without notice, release all or any portion of the common shares or other securities subject to the lock-up agreements. Any determination to release any common shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of our common shares, the liquidity of the trading market for our common shares, general market conditions, the number of common shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.
Listing
Our common shares trade on the Nasdaq Global Market under the trading symbol “IFRX.” There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Stabilization
In order to facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common shares. Specifically, the underwriters may sell more common shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing our common shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.
As an additional means of facilitating this offering, the underwriters may bid for, and purchase, our common shares in the open market to stabilize the price of our common shares, so long as stabilizing bids do not exceed a specified maximum. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing our securities in this offering if the underwriting syndicate repurchases previously distributed common shares to cover syndicate short positions or to stabilize the price of our common shares.
The foregoing transactions, if commenced, may raise or maintain the market price of our common shares above independent market levels or prevent or retard a decline in the market price of our common shares.
The foregoing transactions, if commenced, may be effected on the Nasdaq or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common shares.
Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In addition, certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees, commissions and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of us or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering materials or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.
Each of the underwriters may arrange to sell the securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Canada
The securities offered in this prospectus may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered to the public or otherwise made available in that Member State to any retail investor. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended the “PRIIPs Regulation”) for offering or selling the shares and warrants or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares and warrants or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
No such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no securities have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or
•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong
The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)), pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•	where no consideration is or will be given for the transfer;
•	where the transfer is by operation of law;
•	as specified in Section 276(7) of the SFA; or
•	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1) of the SFA — The securities shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
The validity of the common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. The validity of the warrants and certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York, is U.S. federal and New York State law counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of InflaRx N.V. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been incorporated by reference in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.inflarx.de. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement incorporated by reference subsequent to the date of this prospectus supplement.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	Our 2019 Annual Report on Form 20-F for the fiscal year ended December 31, 2019;
•
Our Forms 6-K filed on March 2, 2020, May 21, 2020, June 17, 2020, July 21, 2020, July 30, 2020, September 14, 2020, October 29, 2020, January 5, 2021, January 11, 2021 (other than Exhibit 99.2 thereto) and February 24, 2021; and

•
The description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 7, 2017, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. Each person, including any beneficial owner, to whom a prospectus is delivered can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany, or via telephone at: (+49) 3641 508 180. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information filed by us electronically at http://www.sec.gov.

Annex A
PURSUANT TO THE TERMS OF SECTION 1 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED OR CANCELED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES UNDERLYING THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF. ANY TRANSFEREE OF THIS WARRANT SHOULD CONTACT INFLARX N.V. IN ADVANCE OF ACQUIRING THIS WARRANT TO BE APPRISED OF THE ACTUAL NUMBER OF SHARES THAT MAY BE ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT
INFLARX N.V.
Warrant to Purchase Common Shares
Series 1 Warrant No.: 2021-[•]
Number of underlying Common Shares: [•]
Date of Issuance: [•], 2021 (“Issuance Date”)
INFLARX N.V., a public limited liability company (naamloze vennootschap) under Dutch law (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the registered holder hereof (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this warrant (including any warrants issued by the Company in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 5:30 p.m., New York Time, on the Expiration Date (as defined below), [•] fully paid and non-assessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of a series of warrants to purchase Common Shares (collectively, the “Warrants”) issued on [•], 2021 (the “Issuance Date”), pursuant to the Company’s Registration Statement on Form F-3 (No. 333-239759) (as amended) (the “Registration Statement”).
1.	EXERCISE OF WARRANT.
(a)
Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder on any day on or after the Exercisability Date but not after 5:30 p.m., New York Time, on the Expiration Date (as defined below), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) if (A) a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of the Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of the Warrant Shares, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (such Exercise Price, the “Aggregate Exercise Price” and such Warrant Shares, the “Exercise Warrant Shares”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) or (B) the provisions of Section 1(d) are available, this Warrant is exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise. On or before the first Trading Day following the date on which the Company has received the Exercise Notice (the date upon which the Company has received the Exercise Notice, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent for the Common Shares (the “Transfer Agent”). The Company shall deliver notice of any objection to the Exercise Notice on or before the second Trading Day following the Exercise Date to the Holder and the Transfer Agent (an “Objection Notice”). If the Holder has delivered to the Company the Aggregate Exercise Price (or notice of a Cashless Exercise together with the Aggregate Par Value (if applicable and as defined below)) on or prior to the second Trading Day following the Exercise Date (the “Consideration Delivery Deadline”), unless the Company has delivered an Objection Notice in good faith in accordance with the preceding sentence, the Company shall, on or before the third Trading Day following the Exercise Date (the “Share Delivery Date”) credit such aggregate number of Exercise Warrant Shares to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system; provided that if the Aggregate Exercise Price or the Aggregate Par Value, as applicable, has not been delivered to the Company by the Consideration Delivery Deadline, the Share Delivery Date shall be one Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise together with the Aggregate Par Value, if applicable) is delivered; and provided, further, that the Company shall be relieved from its obligation to deliver the Exercise Warrant Shares if the Aggregate Exercise Price or the Aggregate Par Value, as applicable, has not been delivered to the Company by the third Trading Day following the Consideration Delivery Deadline (the “Exercise Long-Stop Date”). Upon delivery of the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise together with the Aggregate Par Value, if applicable) on or prior to the Consideration Delivery Deadline, the Holder shall be deemed for all corporate purposes to have become the beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised with respect to any dividend or other distribution made, paid or declared by the Company with a record date on or after the Exercise Date and on or before the Consideration Delivery Deadline, irrespective of the date such Warrant Shares are credited to the Holder’s or its designee's DTC account unless the Company has delivered an Objection Notice. The Company shall pay any and all transfer taxes or similar documentary duties and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than that of the Holder; provided, further, that the Company shall be authorized to withhold any taxes that may become payable with respect to the Warrants or the Warrant Shares if so required by applicable law. The Holder shall be responsible for all other tax liability that may arise as a result of transferring Warrant Shares upon exercise hereof to a third party. While this Warrant remains outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program. The Company may deliver Warrant Shares in accordance with this Section 1(a) either as newly issued Common Shares or out of Common Shares held by the Company in treasury (or a combination of the foregoing).
(b)	Exercise Price. For purposes of this Warrant, “Exercise Price” means $[•] per Common Share, subject to adjustment as provided herein.
(c)
Failure to Timely Deliver Shares. In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder or its designee the relevant Exercise Warrant Shares in accordance with Section 1(a) by the Share Delivery Date (other than a failure (i) resulting from the Company delivering an Objection Notice in good faith, (ii) caused by incorrect or incomplete information provided by the Holder to the Company or (iii) caused by the Holder's failure to deliver the Aggregate Exercise Price or the Aggregate Par Value, as applicable, to the Company by the Exercise Long-Stop Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of such Exercise Warrant Shares (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable and documented brokerage commissions, if any) for the Common Shares so purchased less the Aggregate Exercise Price or Aggregate Par Value, as applicable (the “Buy-In Price”), at which point the Company’s obligation to deliver such Exercise Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver such Exercise Warrant Shares in accordance with Section 1(a) to the Holder or its designee and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Exercise Warrant Shares, times (B) the per share closing price of the Common Shares on the Nasdaq Stock Market on the Share Delivery Date.

(d)
Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement registering the issuance of the Warrant Shares under the Securities Act is not effective or available for the issuance of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):
For purposes of the foregoing formula:

A =   the total number of Warrant Shares with respect to which this Warrant is then being exercised.
B =   the average of the Weighted Average Price of the Common Shares on a per-share basis over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date.
C =   the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise, less the par value, converted to United States Dollars at the FX Rate (as defined below), for one Common Share.
In advance of undertaking a cashless exercise of this Warrant pursuant to this Section 1(d), the Company shall take all action to charge the aggregate par value of the Exercise Warrant Shares (on the date of issuance of this Warrant being €0.12 per Warrant Share) issuable upon exercise of this Warrant (the “Aggregate Par Value”) against its reserves or profits to the extent allowed under applicable law. To the extent not allowed under applicable law, the Holder shall pay to the Company the difference between the Aggregate Par Value and the amount that is allowed to be charged against the Company’s reserves or profits under applicable law by the Consideration Delivery Date. The Company consents to payment of the Aggregate Par Value in United States dollars on the basis of the EUR/USD exchange rate published by the European Central Bank on the date of delivery of the Aggregate Par Value (the “FX Rate”).
For the avoidance of doubt, the Holder cannot elect for a Cashless Exercise if, in the formula above, C is higher than B.
The Company hereby covenants and agrees that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder pursuant to Section 3(a)(9) of the Securities Act; and for purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the closing date of the offering pursuant to which the Company was obligated to issue this Warrant, in each case if the full amount of the Aggregate Par Value is charged against the Company’s reserves or profits and not paid in cash by the Holder. If the Holder is required to pay any portion of the Aggregate Par Value, then the holder may not exercise such Warrants unless the Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, and delivers to the Company in writing by the Consideration Delivery Date a representation as to the same.
(e)
Limitations on Exercises. (1) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons acting as a group together) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Person and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 20-F, Form 6-K or other public filing by the Company with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.
(f)	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.
2.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a)
Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Common Shares into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)
Other Events. If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(c)	Notwithstanding anything to the contrary in this Warrant, in no event shall the Exercise Price be reduced below the par value of the Company’s Common Shares, determined on the basis of the FX Rate.
(d)
Notwithstanding anything to the contrary herein, whenever the Company is permitted or required to determine fair market value, such determination shall be made in good faith and, absent manifest error, shall be final and binding on the Holder.

3.
RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)
any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the entitlement to Distribution (as determined in good faith by the Company’s Board of Directors) attached to one Common Share, and (ii) the denominator shall be the Weighted Average Price of the Common Shares on the Trading Day immediately preceding such record date; and

(b)
the number of Warrant Shares shall be increased to a number of Common Shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided, that in the event that the Distribution is of Common Shares or common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system (“Other Common Shares”), then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.	PURCHASE RIGHTS. FUNDAMENTAL TRANSACTIONS.
(a)
Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares, in each case excluding the Warrants (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(b)
Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, the Successor Entity to succeed, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of Common Shares (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction and shall be applied without regard to any limitations on the exercise of this Warrant. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b)(ii) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.
5.
RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Common Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions in Section 2). Such reservation shall comply with the provisions of Section 1. The Company covenants that all Common Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such actions as may be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

6.
WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.	REGISTRATION AND REISSUANCE OF WARRANTS.
(a)
Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register.

(b)
Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may be required by applicable securities laws. Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder.

(c)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(e)) representing the right to purchase the Warrant Shares then underlying this Warrant. Notwithstanding anything to the contrary herein, the costs for such issuance of a new Warrant shall be borne by the Holder.

8.
NOTICES. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Winzerlaer Str. 2 07745 Jena, Germany, Attention: Chief Financial Officer, email address: 2021warrant@inflarx.de, or such other email address or address as the Company may specify for such purposes by notice to the Holder. Whenever notice is required to be given to the Holder under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the information set forth in the Warrant Register. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the record date (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transactions, dissolution or liquidation; provided, that in each case, such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the Warrants, the number of Common Shares as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

10.
AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

11.
GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.
CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Investors and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.
DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Trading Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 10 Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

14.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach. Notwithstanding the foregoing or anything else herein to the contrary, other than as expressly provided in Section 1(c) hereof, if the Company is for any reason unable to issue and deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, the Company shall have no obligation to pay to the Holder any cash or other consideration or otherwise “net cash settle” this Warrant.

15.
LIMITATION ON LIABILITY. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares hereunder, shall give rise to any liability of the Holder to pay the Exercise Price or as a shareholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

16.	SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the Company and the Holder and their respective permitted successors and assigns.
17.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(a)	“Bloomberg” means Bloomberg LP.
(b)
“Common Shares” means (i) the Company’s Common Shares, €0.12 par value per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

(c)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.
(d)	“Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT or The Nasdaq Stock Market.
(e)
“Expiration Date” means the earliest to occur of the following events: (i) the one (1) year anniversary of the Issuance Date, (ii) the sixtieth (60) calendar day anniversary of the Company’s publication on Form 6-K of U.S. FDA agreement allowing the Company to use the International Hidradenitis Suppurativa Severity Score (IHS4) or assessed inflammatory lesions (ANF) count as the primary endpoint in its Phase III study, and (iii) 60 days following our publication on Form 6-K of topline data from the Phase III part of the global Phase II/III trial evaluating vilobelimab in mechanically ventilated patients with COVID-19 that show that the primary endpoint of the trial was met.

(f)
“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person (unless the shareholders of the Company immediately prior to such consolidation or merger acquire more than 50% of the Successor Entity), (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to consummate a purchase, tender or exchange offer that is accepted by the holders of more than 50% of either the outstanding Common Shares (not including any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.

(g)	“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.
(h)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(i)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(j)	“Principal Market” means The Nasdaq Global Market.
(k)
“Successor Entity” means the Person (or the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(l)
“Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(m)
“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange on which the Common Shares are then traded, during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.
INFLARX N.V.

By:
Name:
Title:
[Signature Page to Warrant]

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON SHARES
INFLARX N.V.
The undersigned holder hereby exercises the right to purchase of the Common Shares (“Warrant Shares”) of INFLARX N.V., a public limited liability company (naamloze vennootschap) under Dutch law (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1.	Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):
☐	Cash Exercise under Section 1(a).
☐	Cashless Exercise under Section 1(d) (provided the conditions therein are satisfied).
2.	Cash Exercise. If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ ________ to the Company in accordance with the terms of the Warrant.
3.	Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.
4.
Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of Common Shares (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date: ,

Name of Registered Holder

By:
Name:
Title:

PROSPECTUS
$200,000,000
Common Shares, Debt Securities, Warrants, Purchase Contracts and Units

InflaRx N.V.
(incorporated in the Netherlands)
We may offer, from time to time, in one or more offerings, common shares, senior debt securities, subordinated debt securities, warrants, purchase contracts or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 42.
Our common shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “IFRX.” On July 6, 2020, the last sale price of our common shares as reported by Nasdaq was $4.63 per common share. As of July 6, 2020, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $79,595,041 based on approximately 26,270,229 outstanding common shares, of which approximately 16,935,115 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.
Investing in our securities involves risks. See “Risk Factors” beginning on page 16 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2020.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “InflaRx N.V.,” “InflaRx,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InflaRx N.V. and its subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
You should not assume that the information contained in this prospectus is accurate as of any other date.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains an Internet site that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:
•
the timing, progress and results of clinical trials of IFX-1 and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, the costs of such trials and our research and development programs generally;

•
the timing and outcome of any discussions or submission of filings for regulatory approval of IFX-1 or any other product candidate, and the timing of and our ability to obtain and maintain regulatory approval of IFX-1 for any indication;

•	our ability to leverage our proprietary anti-C5a technology to discover and develop therapies to treat complement-mediated autoimmune and inflammatory diseases;
•	our ability to protect, maintain and enforce our intellectual property protection for IFX-1 and any other product candidates, and the scope of such protection;
•
whether the Food and Drug Administration, European Medicines Agency or comparable foreign regulatory authority will accept or agree with the number, design, size, conduct or implementation of our clinical trials, including any proposed primary or secondary endpoints for such trials;

•
the success of our future clinical trials for IFX-1 and any other product candidates and whether such clinical results will reflect results seen in previously conducted preclinical studies and clinical trials;

•	our expectations regarding the size of the patient populations for, market opportunity for and clinical utility of IFX-1 or any other product candidates, if approved for commercial use;
•
our manufacturing capabilities and strategy, including the scalability and cost of our manufacturing methods and processes and the optimization of our manufacturing methods and processes, and our ability to continue to rely on our existing third-party manufacturers for our planned future clinical trials;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;
•	our expectations regarding the scope of any approved indication for IFX-1;
•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;
•	our ability to commercialize IFX-1 or our other product candidates;
•	if any of our product candidates obtain regulatory approval, our ability to comply with and satisfy ongoing obligations and continued regulatory overview;
•	our ability to comply with enacted and future legislation in seeking marketing approval and commercialization;

•	our future growth and ability to compete, which depends on our retaining key personnel and recruiting additional qualified personnel;
•	our competitive position and the development of and projections relating to our competitors in the development of C5a inhibitors or our industry;
•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a foreign private issuer;
•
the recent outbreak of the COVID-19, which may cause business disruptions and could adversely impact our business, including our supply chain, clinical trials and commercialization of our product candidates; and

•	other risk factors discussed under “Risk Factors.”
Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

INFLARX N.V.
Our Business
We are a clinical-stage biopharmaceutical company focused on applying our proprietary anti-C5a technology to discover and develop first-in-class, potent and specific inhibitors of the complement activation factor known as C5a. C5a is a powerful inflammatory mediator involved in the progression of a wide variety of autoimmune and other inflammatory diseases. Our lead product candidate, IFX-1, is a novel intravenously delivered first-in-class anti-C5a monoclonal antibody that selectively binds to free C5a and has demonstrated disease-modifying clinical activity and tolerability in multiple clinical settings. We have been developing IFX-1 for the treatment of Hidradenitis Suppurativa, or HS, a chronic debilitating systemic inflammatory skin disease. In June 2019, we announced that our Phase IIb clinical trial of IFX-1 in HS did not meet its primary endpoint. On July 18, 2019, we published a post-hoc analysis showing multiple signals of efficacy for the IFX-1 high dose group compared to the placebo group within the initial phase of the SHINE study. On November 6, 2019, we reported additional data from the open label extension (OLE) phase of the international SHINE Phase IIb study. In March 2020, we submitted a request for an end of Phase II meeting to the FDA to discuss a potential Phase III program based on the results of the SHINE study. This meeting has been scheduled for mid-year 2020. The company plans to provide an update on the results of the end of Phase II meeting and potential further development steps with IFX-1 in HS in the second half of 2020. We are also developing IFX-1 in severe COVID-19 induced pneumonia with an adaptive randomized open label multicenter trial in Europe. On March 31, 2020, the Company initiated a clinical development program with IFX-1 in COVID-19 patients with severely progressed pneumonia. Part 1 of this study is fully enrolled with 30 patients as of April 2020. We intend to develop IFX-1 and other proprietary antibodies and molecules, and evaluate other technologies as well, to address a wide array of complement-mediated and other diseases with significant unmet needs, including Anca associated vasculitis, or AAV, a rare life-threatening autoimmune disease and Pyoderma Gangaenosum, or PG, a rare inflammatory skin disorder and indications in oncology and potentially other indications and diseases.
C5a is a central part of the complement system and a critical component of the innate immune system. The most prominent role of the complement system is to help the body defend itself against invading microorganisms through several mechanisms, including the rapid creation of an inflammatory environment and the production of factors that directly kill pathogens and recruit immune cells to sites of infection. Activation of the complement system ultimately results in the cleavage of C5, which leads to the generation of C5a and C5b. C5a creates an inflammatory environment by attracting and strongly activating neutrophils as well as by causing many different cell types to generate pro-inflammatory molecules. Such inflammation normally benefits the body by helping to fight infection, but excessive or uncontrolled generation of C5a can cause severe damage to the body’s own tissue, thereby contributing to the pathophysiology of many autoimmune and inflammatory diseases.
While the mode of action of C5a in inflammation has been intensely researched and confirmed, developing a highly specific antibody with the ability to fully block C5a while preserving a critical innate defense mechanism, the formation of the Membrane Attack Complex, or MAC, has been challenging. As such, there are currently no approved drugs that specifically target C5a.

The figure below summarizes key information about our current pipeline of product candidates:

Our proprietary anti-C5a technology
Despite C5a’s well-characterized role in promoting inflammation and related tissue and organ damage in different diseases, no marketed drug targeting C5a exists. We discovered a conformational epitope on the surface of C5a, which allows us to generate antibodies that specifically block free C5a while keeping MAC formation intact. We believe that this represents a breakthrough in the field of terminal complement C5a inhibition. This specificity may be particularly valuable when treating diseases that are driven by C5a, such as HS and AAV.

A conformational epitope on the surface of the C5a molecule allows for generation of highly specific blocking antibodies directed against C5a.
We believe that blocking C5 upstream of C5a may inadequately block C5a formation. Our research has shown that C5a can be cleaved off from C5 by naturally occurring enzymes that are not part of the complement system even in the presence of a C5 inhibitor. Additionally, C5 inhibitors block C5b, which disrupts MAC formation, leaving patients susceptible to life-threatening infections.
We believe that with our proprietary anti-C5a technology, we block the complement system specifically at an advantageous focal point while preserving its other beneficial functions.

Our programs
IFX-1 for Hidradenitis Suppurativa
Hidradenitis Suppurativa is a chronic debilitating systemic skin disease which results in painful inflammation of the hair follicles, most notably in the armpit, groin and genitalia regions. The clinical hallmarks of this disease include very painful inflammatory nodules, boils or abscesses that typically open and release odorous inflammatory fluids. In the more chronic form of the disease, patients experience draining fistulas, also referred to as sinus tracts, which ultimately lead to scarring and related functional disability in certain areas. HS patients suffer primarily from pain and significant discomfort resulting from the constant formation of pus, often requiring the use of bandages and diapers, resulting in social isolation. Not surprisingly, HS severely adversely affects patients’ quality of life. The Hurley system is a classification system used to characterize the disease from early and easier to-treat forms of HS in Hurley stage 1 to the chronic and difficult to treat forms in Hurley stages 2 and 3.
HS typically presents in the second and third decade of a patient’s life and often develops into a life-long debilitating chronic disease. The target patient population for IFX-1 is HS patients displaying a moderate to severe form of the disease. In the United States, we estimate that moderate to severe HS has a prevalence of up to 200,000 patients, although recent publications suggest a higher prevalence.
In Europe, the number of affected patients is also believed to be greater, with higher prevalence and incidence of HS in countries with warmer climates. The diagnosis and treatment are in most countries handled by dermatologists even though patients often first present with early symptoms to primary care physicians or even to emergency departments in order to seek surgical relief of formed abscesses.
The accepted (but not approved) standard of care for HS patients includes topical, oral or intravenous antibiotic treatment, as well as surgery, which often provide only temporary symptomatic relief. In some cases, patients also undergo different types of surgery. HS is recognized as a systemic autoimmune disease, for which there are numerous suggested etiological factors, including genetics. Neutrophils are believed to play a potential disease-promoting role as well as certain cytokines and mediators commonly found in autoimmune diseases such as TNF-alpha, IL-17, IL-1 and others. This rationale is supported by the 2015 approval in the United States and Europe of adalimumab, an anti-TNF-alpha monoclonal antibody, for the treatment of patients with moderate to severe HS (Hurley stage 2 and 3). The Hurley system is a classification system used to characterize the disease from early and easier-to-treat forms of HS in Hurley stage 1 to the chronic and difficult to treat forms in Hurley stages 2 and 3. The system has been used as the basis for clinical trials. Combined results from the two pivotal adalimumab trials, which enrolled a total of 633 patients, showed that approximately 50% of the 316 patients who were treated with adalimumab achieved a response in the Hidradenitis Suppurativa Clinical Response, or HiSCR, while approximately 27% of the 317 patients who received placebo achieved a HiSCR response, in each case at the end of a 12-week treatment period. Patients are HiSCR responders when they achieve a 50% or higher reduction of the combined abscess and nodule, or AN, count from baseline, but no increase of the abscess or draining fistula count from baseline. The HiSCR is the primary endpoint that was used to support regulatory approval by the FDA and EMA of adalimumab for the treatment of HS patients. Despite having demonstrated clinical benefit, approximately 50% or more of the patients with moderate to severe HS did not respond to adalimumab, thus a high unmet need remains among HS patients.
C5a promotes inflammatory mediators and is a strong activator of neutrophils, which was the basis for our investigation of our C5a blocking drug candidate IFX-1 in patients with HS. We established that patients suffering from HS show proof of significant systemic complement activation with elevated plasma concentrations of C5a and other markers.
We further elaborated that C5a is activated in the plasma of HS patients and appears to be the main factor activating neutrophils in human whole blood from healthy humans. Neutrophil activation was assessed by observing the upregulation of the neutrophil surface marker CD11b (an established method to demonstrate neutrophil activation). These data were derived from studies conducted in 2013 and 2014 as part of an investigative project in collaboration with an investigator from the University of Athens, who provided HS patient plasma samples for the studies. In these studies, we found that CD11b, as a marker for neutrophil activation, was greatly enhanced in fresh human whole blood from healthy volunteers when either recombinant human C5a was added or when plasma from HS patients was added. IFX-1, our highly specific anti-C5a antibody, completely inhibited neutrophil activation resulting from the addition of the HS plasma, suggesting that C5a may be the key mediator in plasma from HS patients leading to neutrophil activation.

Control heparin plasma
HS patient heparin plasma
CD11b FITC [MFI]
15000
10000
5000
0
100%⇩
100%⇩
huPP-ctr.
huPP-ctr. + 20 nM rhC5a
huPP-ctr. + 20 nM rhC5a + 20 nM IFX-1
pat088
pat088 + 5 nM IFX-1
pat088 + 20 nM IFX-1
pat092
pat092 + 5 nM IFX-1
pat092 + 20 nM IFX-1

Flow cytometry assay in fresh human whole blood demonstrating CD11b increase on blood neutrophils as marker of neutrophil activation: recombinant human C5a strongly activates human neutrophils in whole blood (huPP-ctr + 20 nM rhC5a) which can be fully blocked by addition of IFX-1 (huPP-ctr + 20 nM rhC5a + 20 nM IFX-1) (open white bars). Plasma from two different HS patients (pat088 and pat092) also activates human neutrophils in whole blood and this effect can be fully blocked by the addition of IFX-1 (middle and darker grey bars) thus implying that C5a in HS patient plasma is the key neutrophil activating factor.
IFX-1 was evaluated in a Phase IIa, single center open-label study in 12 patients who were diagnosed with Hurley stage 3 and had failed to respond to prior treatment attempts, including adalimumab, to which nine out of the 12 patients failed to respond. Patients received weekly intravenous injections of IFX-1 for eight consecutive weeks and were subject to follow up for three months thereafter. Results from the trial demonstrated a HiSCR response in 75% of patients at the end of eight weeks of treatment and in 83% of patients at the end of the 12-week trial observation period, demonstrating initial clinical evidence of the product candidate’s disease-modifying effect. The results from the trial revealed that weekly injections of IFX-1 resulted in reduced C5a levels at 22 days and 50 days following the start of treatment while leaving MAC formation intact. The results also demonstrated that IFX-1 administration was well tolerated, with no drug-related adverse events detected and no infusion-related, allergic or anaphylactic reactions were observed.
In addition to the HiSCR response, we observed additional trends for the disease-modifying effect of IFX-1 treatment in HS patients. We investigated the absolute and percentage change from day one in the total combined count of abscesses and nodules, or AN count. The median AN count was 6.0 at baseline and decreased during the treatment period: at day 50 the AN count had decreased by a median of 3.5 (69.70%), and at the end of the trial observation period (day 134) the AN count had decreased by 4.5 (76.39%). At baseline, none of the 12 patients had an AN count of zero, one or two. At day 50, the end of the treatment period, the number of patients displaying an AN count of zero, one or two increased to eight patients and, by day 134 (end of the trial observation period) to 10 patients. In order to assess the potential long-lasting effect of IFX-1 treatment at the end of the three months observations period of the initial Phase IIa study, an observational study was conducted on 10 of the 12 clinical subjects. The data revealed that the time after concluding IFX-1 treatment to the first flare, defined as need for antibiotic treatment upon worsening of HS symptoms, was 209 days (range 54 to 318 days) and that, while being off of medication, 50% of patients had no flares until day 203.

Based on the initial Phase IIa results, we completed a larger multi-center, international Phase IIb study to determine the efficacy and safety of IFX-1 in moderate to severe HS patients. The trial was a randomized, double-blind and placebo-controlled multicenter study with five dose groups, including one placebo group. After a placebo-controlled double-blind period of 16 weeks, each patient received IFX-1 open label for additional 28 weeks to assess long-term efficacy and safety. The main objective of the study was to evaluate a dose response signal assessed by the HiSCR score at week 16 as the primary endpoint. Secondary objectives included evaluation of safety and tolerability of IFX-1.
On June 5, 2019, we announced the top-line results of the international SHINE Phase IIb study, in which we failed to meet our primary endpoint utilizing HiSCR at week 16. The randomized, double-blind, placebo-controlled, multicenter study enrolled a total of 179 patients in four active dose arms and a placebo arm at over 40 sites in 9 countries in North America and Europe. The primary statistical analysis by multiple-comparison procedure modelling (MCP-mod) showed no significant dose response for the IFX-1 treatment.
The individual HiSCR rates at week 16 for the four different dose arms and the placebo arm are outlined below:
IFX-1				Placebo
Minimal dose	Low dose	Medium dose	High dose	placebo Q2W
400mg every 4 weeks (Q4W)	800mg every 4 weeks (Q4W)	800mg every 2 weeks (Q2W)	1200mg every 2 weeks (Q2W)
40.0%	51.5%	38.7%	45.5%	47.1%
A statistically significant reduction of the dermatology life quality index, or DLQI, could be detected comparing the overall treatment arms with the placebo arm at week 16 (p=0.031). The median DLQI reduction at week 16 compared to pre- dose values was highest in the medium dose group (-5.5 points) when compared to the reduction in the placebo group (-1.5 points). There was a trend in the reduction of the overall AN count comparing the placebo group (median reduction of -3.0) and the low, medium and high dose group (-5.0, -5.0, and -4.5, respectively).
IFX-1 was well tolerated. No difference could be detected in treatment emergent adverse events between placebo and treatment groups. Overall, 72% of placebo treated patients experienced a treatment emergent adverse event when compared to 66% of the combined IFX-1 treated groups. The most common treatment emergent adverse events were exacerbation of HS and nasopharyngitis.
On July 18, 2019, we published a post-hoc analysis. This analysis showed multiple additional signals of efficacy for the IFX-1 high dose group compared to the placebo group within the initial phase of the SHINE study, which demonstrated significant reductions in all combined inflammatory lesions, on draining fistula and on the International Hidradenitis Suppurativa Severity Score 4, or IHS4, which also scores all inflammatory lesions and has been developed by an international expert group to score severity and track treatment response, although it has not be utilized in late stage clinical studies in HS. The IHS4 weights the most fluctuating lesions such as inflammatory nodules (1 point), less than abscesses (2 points) or draining fistulas (4 points).
At week 16, there was a statistically significant reduction of draining fistulas, or DF, relative to baseline in the high dose IFX-1 group when compared to placebo (Figure 1 – relating to all patients with at least 1DF at baseline).

Figure 1: DF reduction relative to baseline at week 16 (left: Mean, right: Median) in all patients with at least 1 draining fistula at baseline. For mean comparisons and the p-value of high dose versus placebo, an ANCOVA model adjusted for DF and Hurley stage at baseline was calculated. The p-value for the median comparison of high dose versus placebo was based on the Wilcoxon rank-sum test. Complete case analysis, no imputation of missing values.
This reduction in DF was visible as early as 2 weeks after induction of high dose IFX-1 therapy and consistent over time with the strongest observed reductions seen at weeks 6, 8 and 16 (Figure 2). A temporary weakening of the strong reduction was observed between weeks 10 to 14 which could not be explained by pharmacokinetic or pharmacodynamic parameters. The strong relative reduction of draining fistulas observed in the SHINE trial was consistent with earlier findings in the open label Phase IIa study (manuscript under revision for publication).

Figure 2: DF reduction relative to baseline per visit (left: Mean, right: Median) until week 16 for placebo and the high dose group (IFX-1 1200mg q2w) in all patients with at least one DF at baseline. For mean comparisons of high dose versus placebo, an ANCOVA model adjusted for DF and Hurley stage at baseline was calculated. Complete case analysis, no imputation of missing values.

IFX-1 therapy also reduced the AN count at week 16 relative to baseline with a trend to a dose dependent effect. Further analysis showed that high dose IFX-1 therapy reduced abscesses and inflammatory nodule counts over time (Figure 3):

Figure 3: AN count per patient visit (left: Mean, right: Median) until week 16 for placebo and high dose group (IFX-1 1200mg q2w). Complete case analysis, no imputation of missing values.
On November 6, 2019, we reported positive results of the open label extension, or OLE part of the international SHINE Phase IIb study. The data were from an analysis at the end of the overall 9-month study treatment period (week 40). A total of 156 patients entered the 6-month OLE period upon completion of week 16 of the first part of the SHINE study. Patients participating in the OLE part of the study remained blinded to their initial treatment regimen and were grouped into two arms, responders and non-responders, according to the HiSCR at week 16. The Responder Group received a maintenance IFX-1 treatment dose of 800 mg every 4 weeks to investigate if they would maintain their response. The Non-responder Group received an IFX-1 treatment of 800 mg every 2 weeks to investigate if they would become responders. As induction therapy, patients transitioning from the former minimal dose or placebo groups received one or two additional 800 mg infusions, respectively. The endpoint for the OLE part of the study was HiSCR response rate at week 40. Key results include:
•	70.6% of the Responder Group maintained their HiSCR response during the OLE, and
•	41.8% of the Non-responder Group became responders at week 40.
Thus, at the end of the 9-month treatment period, 56.3% of all patients who completed the OLE were HiSCR responders.
Overall, patients completing the OLE period showed a sustained improvement in inflammatory lesion count at week 40 compared to baseline counts of the OLE treatment group on day 1 of the SHINE study. There was a relative reduction in the total body count of:
•	abscesses and inflammatory nodules (AN count) of -66.9% (mean) and -75.0% (median), and
•	draining fistula of -46.0% (mean) and -51.5% (median).
These results were also reflected in IHS4, which demonstrated an improvement with a relative change of -54.5% (mean) and -64.1% (median) when compared to the day 1 baseline values of the OLE patient group.
Based on these results and on an in depth medical and statistical data analysis, we plan to discuss with regulators the initiation of a phase III program for IFX-1 in HS which may be based on an alternative primary endpoint to the HiSCR. As first step, in March 2020, we have requested an end-of-phase II meeting with the FDA. This meeting has been scheduled for mid-year 2020. We plan to provide an update on the results of the end of Phase II meeting and potential further development steps with IFX-1 in HS in the second half of 2020.
IFX-1 for ANCA-associated Vasculitis
ANCA-associated Vasculitis is a rare, life-threatening autoimmune disease with a relapsing nature, characterized by necrotizing vasculitis, an inflammation of blood vessels. The disease is characterized by life-threatening flare phases affecting the kidney function and other organs leading to organ dysfunction and failure, a potentially fatal outcome unless treated appropriately. AAV predominantly affects small vessels associated with anti-neutrophil cytoplasmic antibodies, or ANCA. It comprises three disease entities: GPA, or granulomatosis with polyangiitis (known as Wegener’s Granulomatosis); MPA, or microscopic polyangiitis; and eGPA, or eosinophilic granulomatosis with polyangiitis (known as Churg-Strauss syndrome).
AAV is designated as an orphan disease and affects approximately 40,000 and 75,000 patients in the United States and Europe, respectively. In addition, AAV has a reported incidence of 4,000 and 7,500 new patients per year in the United States and Europe, respectively.
Because of the life-threatening character of this disease, it is crucial to induce remission rapidly when a flare presents. The treatment to induce remission differs from maintenance therapy. The current treatment regimen to induce remission uses a combination of High Dose Corticosteroids, or HDCS, together with either rituximab or cyclophosphamide. The long lasting HDCS therapy is associated with significant side effects and additional life-threatening risks for the patients.
The disease promoting role of C5a for AAV is well established. A priming effect of C5a for neutrophils appears to be the essential factor leading to neutrophil-related damage of the endothelial cells in the vessels. In addition, patients with acute AAV disease have significantly elevated complement activation parameters in their plasma when compared to AAV patients in remission. In an experimental AAV disease model in mice, it was shown that while C5aR deficiency leads to reduction in disease activity, C6 deficiency does not lead to such improvement, suggesting that MAC formation might not play a major role in this disease. However, additional research is warranted to confirm this conclusion.
Our clinical development strategy for IFX-1 in AAV will first focus on acutely ill AAV patients, where we believe IFX-1 has the potential to successfully induce remission and reduce or eliminate the need for HDCS therapy, leading to reduction or elimination of HDCS therapy and providing an improved safety profile. Thereby we also intend to focus on speed of induction of remission and reducing rate of renal replacement and kidney dysfunction. An additional focus could address the maintenance of remission in patients.
We conducted a pre-Investigational New Drug, or IND, meeting for IFX-1 therapy in AAV patients in February 2018 and, based on this, we have initiated a US clinical phase II study with IFX-1 in AAV patients primarily investigating safety and tolerability of IFX-1 in AAV patients as well as exploring efficacy of IFX-1 when added to standard of care therapy. In addition, we have initiated a second phase II study with IFX-1 in AAV patients outside the US focusing on safety as well as on investigating the potential to reduce and avoid high dose glucocorticoid treatment during the induction phase of acute AAV. Part of the development strategy will also be submission of an orphan drug application to the FDA and EMA once first data are available.
In October 2018, we dosed the first patient in the randomized, triple blind, placebo-controlled US Phase II IXPLORE study with IFX-1 in patients with AAV. The main objective of the study is to evaluate the efficacy and safety of two dosing regimens of IFX-1 in patients with moderate to severe AAV, when dosed in addition to standard of care, which includes treatment with high dose glucocorticoids. Patients are randomized to either receive a low dose of IFX-1 in combination with a standard dose of glucocorticoids, a high dose of IFX-1 in combination with a standard dose of glucocorticoids or placebo in combination with a standard dose of glucocorticoids. Patients in all three groups will receive the standard of care dosing of immunosuppressive therapy (rituximab or cyclophosphamide). The primary endpoint of the study is the number and percentage of subjects who experience at least one treatment-emergent adverse event, or TEAE, per treatment group at week 24. The key secondary endpoint of the study is a 50% reduction in Birmingham Vasculitis Activity Score, or BVAS at week 16, a well-established endpoint that has been used in the previous AAV studies, along with clinical remission. It was originally planned that we would enroll approximately 36 patients at centers in the US. At present, we have recruited 19 patients in this trial and conducted a blinded interim analysis as well as an assessment of the potential impact of the COVID-19 pandemic. The company has developed a consolidated moving forward strategy with the AAV program with the goal to achieve phase III readiness. As part of this strategy, we plan to stop and read out the IXPLORE trial early.
In May 2019, we initiated a randomized, double-blind, placebo-controlled European Phase II IXCHANGE study with IFX-1 in patients with AAV. The main objective of this study is to evaluate the efficacy and safety of IFX-1 in patients with moderate to severe AAV. The primary endpoint of the study is a 50% reduction in BVAS at week 16. Secondary efficacy endpoints being analyzed include clinical remission, evaluation of the Vasculitis

Damage Index, reduction of glucocorticoid toxicity, several relevant biomarkers like glomerular filtration rate, and patient reported outcomes. It was originally planned that we would enroll approximately 80 patients at about 60 sites in up to 12 European countries and Russia. The study will be conducted in two parts. In Part 1, patients are being randomized to receive either IFX-1 plus a reduced dose of glucocorticoids, or placebo plus a standard dose of glucocorticoids. Patients in both arms will receive the standard of care dosing of immunosuppressive therapy (rituximab or cyclophosphamide). This part has been fully enrolled with 30 patients. After analyzing the impact of COVID-19 on the study, we conducted a blinded internal interim analysis, in addition to obtaining review by an independent data monitoring committee related to safety and efficacy.
In Part 2 of the study, patients will be randomized to receive either IFX-1 plus placebo glucocorticoids or placebo plus a standard dose of glucocorticoids (both in addition to standard of care immunosuppressive therapy with rituximab or cyclophosphamide). Based on the results of the blinded interim analysis of Part 1 of the IXCHANGE study, we have streamlined our development strategy for IFX-1 in AAV. As part of this strategy, we intend to continue with Part 2 of the study but decrease the number of enrolled patients.
We believe that this streamlined development strategy will provide important information on safety and efficacy using IFX-1 in AAV, while concurrently mitigating perceived or actual risks to the clinical trial associated with the COVID-19 pandemic. The goal of this strategy remains for the program to gain phase III readiness.
We believe that the potential advantages of treatment with IFX-1 in AAV are the following:
•
Rapid onset of action: IFX-1 has fast onset of action such that after its intravenous administration, IFX-1 inhibits C5a-induced signaling completely, providing immediate protection from C5a induced priming and activation of neutrophils in this disease. This may result in a faster response rate and a potentially quicker induction of remission when compared to the currently available treatment options.

•
Potential potency advantages (over receptor inhibition): IFX-1 blocks the upstream ligand C5a, which inhibits signaling through both receptors, C5aR and C5L2; C5a pro-inflammatory MoA through both C5aR and C5L2 has been shown to be important for ANCA-primed and C5a-induced neutrophil degranulation as key disease-driving mechanism in AAV (published by Hao and Wang et al 2013, PloS ONE).

IFX-1 for the treatment of Pyoderma Gangraenosum
We are also developing IFX-1 for the treatment of Pyoderma Gangraenosum. PG is a chronic inflammatory form of neutrophilic dermatosis characterized by accumulation of neutrophils in the affected skin areas. The exact pathophysiology is not fully understood, but it is postulated that inflammatory cytokine production as well as neutrophil activation and dysfunction contribute to a sterile inflammation in the skin. PG presents as painful pustule or papule, mainly on the lower extremities which rapidly progress to an extremely painful enlarging ulcer. Associated symptoms include fever, malaise, weight loss and myalgia. PG usually has a devastating effect on a patient’s life due to the severe pain and induction of significant movement impairment depending on lesions’ location. The exact prevalence of PG is not yet known, but is estimated that up to 50,000 patients in the US and Europe are affected by this disease. We plan to seek orphan drug designation for PG in the United States and Europe.
In February 2019, we received the approval of an open label Phase IIa exploratory study from Health Canada with a planned enrollment of 18 patients with moderate to severe PG. We dosed the first patient in this trial in June 2019 and we plan to study 3 different dosing regimens of IFX-1 in a dose-escalation manner. The objectives of this study are to evaluate the safety and efficacy of IFX-1 in this patient population. The primary endpoint of the study is safety while the key secondary endpoints focus on the responder rate defined as a Physicians Global Assessment ≤ 3 of the target ulcer at visits V4, V6, V10, and V16 (end of treatment) as well as time to complete closure of Pyoderma Gangraenosum target ulcer (investigator assessment). In February 2020, we announced initial data from the first 5 patients. Patients in this first dosing group are being treated with 800mg of IFX-1 biweekly for 12 weeks after an initial run-in phase with three doses of 800mg on day 1, 4 and 8 of the study, with a three-month observational period. Out of the first 5 initial patients dosed with IFX-1, 2 patients achieved complete closure of the target ulcer. One patient completed the treatment period demonstrating a full healing of all affected areas. This patient continues to remain disease free approximately 2 months after being taken off IFX-1 therapy. The second patient exhibited healing of PG affected areas except for one minimal opening. This patient is close to completion of therapy. Both patients in remission had previously failed to respond to different therapeutic treatment attempts, including high dose glucocorticoids, and both patients showed elevated C5a levels in plasma at baseline. An additional patient who completed the study showed initial wound healing activity in the first 2-3 weeks of treatment, but no wound size decrease or closure was detected. The remaining 2 patients who are still under treatment have severe disease, including large and extensive ulcers. Both patients did not show a healing response but are eligible for a dose escalation. Pharmacodynamic analysis of the C5a levels over time of treatment indicated that a dose escalation may provide better control over C5a levels throughout the treatment period. The drug was well tolerated and no drug-related severe adverse events, or SAE, have been recorded to date in the study. We are continuing to enroll the study with the addition of higher dose cohorts.
IFX-1 for the treatment of oncological diseases
We are also developing IFX-1 for the treatment of oncological diseases and plan to initiate a clinical proof of concept phase II study for IFX-1 in an undisclosed oncological indication within the second half of 2020. We plan to disclose this indication only at the start of the trial.
IFX-1 for the treatment of COVID-19-induced Severe Pneumonia
We are also developing IFX-1 for the treatment of COVID-19-induced severe pneumonia. On March 31, 2020, the Company initiated a clinical development program with IFX-1 in COVID-19 patients with severely progressed pneumonia and enrolled the first patient at the Amsterdam University Medical Centers in the Netherlands. Additional centers have been opened in the Netherlands. In the study, patients are being randomized to two treatment arms, either Arm A, best supportive care and IFX-1 or Arm B, best supportive care alone. The primary endpoint is the relative percentage change from baseline to day 5 in the Oxygenation Index (PaO2 / FiO2). After all patients have been treated in the first part of the trial, an interim analysis will be performed to assess the clinical benefit of the treatment using the assessed clinical parameters in order to potentially adapt the confirmatory second part of the study. Part 1 is fully enrolled with 30 patients as of April 2020.
Strategy
Our goal is to maintain and further advance our leadership position within the anti-C5a complement space, delivering first-in-class autoimmune and anti-inflammatory therapies to market. To achieve this goal, we are executing on the following strategies:
•	Advance our lead program IFX-1 for HS.
•	Complete Phase II clinical development of IFX-1 for AAV, PG, oncological diseases and COVID-19 induced severe pneumonia and other complement-mediated autoimmune and inflammatory diseases.
•	Pursue the clinical development of IFX-2 and continue to expand the breadth of our anti-C5a technology.
•	Commercialize IFX-1, if approved, either independently or in collaboration with a partner.
•	Solidify our leadership position in the anti-C5a space by leveraging the full potential of our proprietary anti-C5a technology and expertise in complement and inflammation.
Implications of being an emerging growth company and a foreign private issuer
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
inclusion of only three years of audited financial statements with correspondingly reduced “Management’s discussion and analysis of financial condition and results of operations” disclosure in this prospectus;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports and registration statements; and
•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute arrangements.
We may take advantage of these provisions for up to five years or such earlier time that we cease to qualify as an emerging growth company. We would cease to qualify as an emerging growth company (i) upon the last day of the fiscal year (A) in which we had more than $1.07 billion in annual revenue, or (B) we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (ii) we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced reporting requirements. To the extent that we take advantage of these reduced reporting requirements, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
Intellectual property
We aim to protect our product candidates and other commercially important proprietary anti-C5a technology by seeking and maintaining U.S. and foreign patents that are intended to cover our product candidates and compositions, and their methods of use, the methods used to manufacture them, the related therapeutic targets and associated methods of treatment and any other inventions that are commercially important to our business. We also rely on trade secrets and know-how and other intellectual property rights to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. Our success will depend significantly on our ability to obtain and maintain such patent and other proprietary protection, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate our business without infringing, misappropriating or otherwise violating any patents or other intellectual property, including any proprietary rights of third-parties. See the section titled “ITEM 3. KEY INFORMATION — D. Risk factors—Risks related to intellectual property” in the Annual Report for additional information.
As of June 1, 2020, we owned five issued U.S. patents, five pending U.S. non-provisional patent applications, 15 issued foreign patents, one Eurasian Patent validated in 9 countries, two issued European patents each validated in 37 EPC member states, one European patent validated in 3 countries, four pending European applications, 36 pending foreign patent applications and two pending applications filed under the Patent Cooperation Treaty (PCT). These patents include claims relating to C5a inhibitors and associated methods of use.
Our patent portfolio relating to IFX-1 and IFX-2, as of June 1, 2020, is summarized below.
As of June 1, 2020, we owned three issued U.S. patents and one pending U.S. non-provisional patent application covering the composition of matter of antibodies that block C5a and their use in blocking C5a-induced biological effects in patients with diseases that involve acute or chronic inflammation, which would include in their scope HS and AAV. In addition, we owned 13 issued foreign patents, one European patent application, six pending foreign patent applications, one issued Eurasian Patent validated in nine countries, two European patent each validated in 37 EPC member states covering the composition of matter of antibodies that block C5a and their use in the treatment of various diseases that involve acute or chronic inflammation, which would include in their scope HS and AAV, and, depending on the jurisdiction of the applicable patent, specifically cover the use of such antibodies in treating diseases such as ischemia and reperfusion related injuries, acute lung injury and pneumonia.
The issued U.S. and foreign patents are expected to expire in 2030, excluding any additional term for patent term adjustments or patent term extensions. If granted, the pending U.S. and foreign patent applications would be expected to expire in 2030, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one issued US patent and one pending U.S. non-provisional patent application, one issued EP patent validated in three EPC member states and 6 pending foreign patent applications covering the use of certain binding moieties, such as antibodies, that inhibit C5a for the treatment of viral pneumonia. If granted, the pending U.S. and foreign patent applications would be expected to expire in 2035, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one issued US patent and two pending U.S. non-provisional patent applications, 24 pending foreign patent applications, two pending European patent application and two granted foreign patents covering the use of an inhibitor of C5a activity, for example, IFX-1, for treating HS and other cutaneous, neutrophilic inflammatory diseases. We plan to file additional European and foreign patent applications on the basis of the two pending applications under the PCT which, if granted, would be expected to expire in 2038, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one pending patent application under the PCT covering the use of an inhibitor of C5a activity, for example, IFX-1, for treating COVID-19 which, if granted, would be expected to expire in 2040, excluding any additional term for patent term adjustments or patent term extensions.
As of June 1, 2020, we owned one pending European patent application covering the composition of matter of humanized antibodies, for example, IFX-2, that block C5a and their use in blocking C5a-induced biological effects in patients which, if granted, would be expected to expire in 2041, excluding any additional term for patent term adjustments or patent term extensions.
Corporate Information
The common shares covered by this prospectus refer to the common shares of InflaRx N.V. InflaRx was founded in 2007 as InflaRx GmbH by Professor Niels Riedemann and Professor Renfeng Guo in Jena, Germany. The offices of InflaRx N.V. are located at Winzerlaer Str. 2, 07745 Jena, Germany. Our telephone number is (+49) 3641 508 180. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.inflarx.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6- K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
General
We were incorporated pursuant to the laws of the Netherlands as Fireman B.V. in June 2017 to become a holding company for InflaRx GmbH prior to consummation of our initial public offering. InflaRx GmbH was founded in 2007 by Professor Niels Riedemann and Professor Renfeng Guo in Jena, Germany.
Pursuant to the terms of our corporate reorganization, all of the equity interests in InflaRx GmbH were exchanged for common shares of Fireman B.V. and, as a result, InflaRx GmbH became a wholly owned subsidiary of Fireman B.V. Immediately following such exchange, and prior to the listing of our common shares on Nasdaq, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of amendment and conversion and our legal name was changed to InflaRx N.V.
We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 68904312. Our corporate seat is in Amsterdam, the Netherlands, and our registered office is in Jena, Germany.
Our authorized share capital amounts to €13,200,000, divided into 55,000,000 common shares, each with a nominal value of €0.12, and 55,000,000 preferred shares, each with a nominal value of €0.12, and as of June 26, 2020 our issued share capital amounts to €3,152,427.5.
Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association. An amendment of our Articles of Association would require a resolution of the general meeting of shareholders upon proposal by the board of directors.
Our common shares and preferred shares are in registered form.
The preferred shares can be issued to an independent foundation under Dutch law, or protective foundation, pursuant to a call option agreement. If the protective foundation exercises the call option pursuant to the call option agreement, an amount of preferred shares up to 100% of our issued capital held by others than the protective foundation, minus one share, will be issued to the protective foundation. These preferred shares will be issued to the protective foundation under the obligation to pay at least 25% of their nominal value upon issuance. The protective foundation’s articles of association provide that it will promote and protect our interests and the interests of our business and our stakeholders from time to time, and repressing possible influences which could threaten our strategy, continuity, independence and/or identity, to such an extent that this could be considered to be damaging to the aforementioned interests.
Any closing of any offering of our common shares pursuant to this prospectus will be conducted through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.
Our Articles of Association provide that, for as long as any of our common shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of our common shares reflected in the register administered by the relevant transfer agent.
Articles of association and Dutch law
Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Company’s shareholders’ register
Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and current. The board of directors keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. There is no restriction on the ownership of our shares. The common shares offered in any offering of our common shares pursuant to this prospectus will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those common shares.
Corporate objectives
Pursuant to the Articles of Association, our main corporate objectives are:
•	to develop, license, manufacture and commercialize pharmaceutical products;
•	to develop and commercialize tests and analytical methods;
•	to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;
•	to acquire, administer, exploit, invest, encumber and dispose of assets and liabilities;
•
to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objectives described above.
Limitation on liability and indemnification matters
Under Dutch law, directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our Articles of Association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our board of directors). Directors and certain other officers are also insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers.
Shareholders’ meetings and consents
General meeting of shareholders
General meetings of shareholders may be held in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or the municipality of Haarlemmermeer (Schiphol Airport), the Netherlands. The annual general meeting of shareholders must be held within six months of the end of each financial year. Additional extraordinary general meetings of shareholders may also be held, whenever considered appropriate by the board of directors and shall be held within three months after our board of directors has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.
General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual general meeting of shareholders, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the board of directors, including the filling of any vacancies in the board of directors. In addition, the agenda shall include such items as have been included therein by the board of directors. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of directors), the board of directors must be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors must use such response period for further deliberation and constructive consultation with the shareholders concerned, and must explore alternatives. At the end of the response time, the board of directors must report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and does not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
The general meeting is presided over by the chairman of the board of directors. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no chief executive officer has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another director present at the meeting. If no director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Directors may always attend a general meeting of shareholders. In these meetings, they have an advisory vote. The chairman of the meeting may decide at his or her discretion to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote.
Quorum and voting requirements
Each common share confers the right on the holder to cast one vote at the general meeting of shareholders. Shareholders may vote by proxy. No votes may be cast at a general meeting of shareholders on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting of shareholders.
Decisions of the general meeting of shareholders are taken by a simple majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.
Board of directors
Appointment of directors
Under our Articles of Association, the directors are appointed by the general meeting of shareholders upon binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
At a general meeting of shareholders, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting of shareholders or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting of shareholders shall determine whether that person is appointed as executive director or as non-executive director.

Duties and liabilities of directors
Under Dutch law, the board of directors as a collective is responsible for our management, strategy, policy and operations. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in our identity or character requires approval of the general meeting of shareholders.
Dividends and other distributions
Amount available for distribution
We may only make distributions to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus any reserves required by Dutch law or by the Articles of Association. Under the Articles of Association, if any of the preferred shares are outstanding, a dividend is first paid out of the profit, if available for distribution, on the preferred shares. Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
We may only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable not later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
We do not anticipate paying any cash dividends for the foreseeable future.
Exchange controls
Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze out procedures
Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who—alone or together with group companies—for his own account holds at least 95% of our issued share capital may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and liquidation
Under our Articles of Association, we may be dissolved by a resolution of the general meeting of shareholders, subject to a proposal of the board of directors. In the event of a dissolution, the liquidation shall be effected by the board of directors, unless the general meeting decides otherwise. To the extent that any assets remain after payment of all debts, those assets shall first be distributed to the holders of any outstanding preferred shares in accordance with the procedures set forth in the Articles of Association. After such distribution, the remaining assets shall be distributed to the holders of common shares. All distributions referred to in this paragraph will be made in accordance with the relevant provisions of the laws of the Netherlands.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s orders.

COMPARISON OF DUTCH CORPORATE LAW AND OUR
ARTICLES OF ASSOCIATION AND U.S. CORPORATE LAW
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Corporate governance
Duties of directors
The Netherlands. We have a one-tier board structure consisting of one or more executive directors and one or more non-executive directors.
Under Dutch law, the board of directors as a collective is responsible for the management and the strategy, policy and operations of the company. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all directors and our general state of affairs. Each director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the board of directors regarding a material change in the identity or character of the company requires the approval of the general meeting of shareholders.
Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.
Director terms
The Netherlands. The DCGC provides the following best practice recommendations on the terms for directors’ service:
•	Executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.
•	Non-executive directors should be appointed for two consecutive periods of no more than four years.
Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed in the company’s annual board report.
The general meeting of shareholders shall at all times be entitled to suspend or remove a director. Under our Articles of Association, the general meeting of shareholders may only adopt a resolution to suspend or remove such director by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the board of directors, in which case a simple majority of the votes cast is sufficient.
Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director vacancies
The Netherlands. Under Dutch law, directors are appointed and reappointed by the general meeting of shareholders. Under our Articles of Association, directors are appointed by the general meeting of shareholders upon the binding nomination by our board of directors. However, the general meeting of shareholders may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting of shareholders overrules the binding nomination, the board of directors shall make a new nomination.
Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-interest transactions
The Netherlands. Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a conflict of interest with us. Our Articles of Association provide that if as a result thereof no resolution of the board of directors can be adopted, the resolution can nonetheless be adopted by the board of directors as if none of the directors had a conflict of interest. In that case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests:
•
a director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such director to the other directors without delay, providing all relevant information in relation to the conflict;

•	the board of directors should then decide, outside the presence of the director concerned, whether there is a conflict of interest;
•	transactions in which there is a conflict of interest with a director should be agreed on arms’ length terms; and
•
a decision to enter into such a transaction in which there is a conflict of interest with a director that is of material significance to the company and/or to such director shall require the approval of the board of directors, and such transactions should be disclosed in the company’s annual board report.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;
•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or
•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.
Proxy voting by directors
The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing.
Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Dutch Corporate Governance Code
The DCGC contains both principles and best practice provisions for boards of directors, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company listed on a stock exchange, we are subject to the DCGC and are required to disclose in our annual board report to what we extent comply with the principles and best practice provisions of the DCGC, and where we do not (for example, because of a conflicting Nasdaq requirement or otherwise), we must state why and to what extent we deviate in our annual report. Our most substantial deviations from the DCGC are summarized below.
Internal audit function
We have not established an internal audit department. Our board of directors is of the opinion that adequate alternative measures have been taken in the form of the company’s risk management and control systems and that it is presently not necessary to establish an internal audit function.
Committee chairmanship
Given the current composition of our board of directors, the independence of our directors and their qualifications (as well as the rules applicable to us with respect to the composition of our board of directors and its committees), all committees of our board of directors are chaired by Mr. Fulpius, who is also the chairman of our board of directors. Our board of directors regularly evaluates its composition and that of its committees.
Vice chairman
Given the current organization of the Company, our board of directors has not appointed a vice chairman. Our board of directors is of the opinion that the tasks and duties of the chairman will sufficiently be done by the other non-executive directors.
Company secretary
Given the current organization of the Company, our board of directors has appointed a company secretary.
Compensation
Consistent with market practice in the United States, the trading jurisdiction of our common shares, and in order to further support our ability to attract and retain the right highly qualified candidates for our board of directors:
•
options awarded to our executive directors as part of their compensation could (subject to the terms of the option awards) vest and become exercisable during the first three years after the date of grant;

•	our directors may generally sell our common shares held by them at any point in time, subject to applicable law, company policy and applicable lock-up arrangements;
•	our non-executive directors may be granted compensation in the form of shares, options and/or other equity-based compensation; and
•	our executive directors may be entitled to a severance payment in excess of their respective annual base salaries.
Also, given our current organization and our recent transformation into a listed company, our board of directors has not yet determined the pay ratios within the Company.
Majority requirements for dismissal and overruling binding nominations
Our directors are appointed by our general meeting of shareholders upon the binding nomination by our board of directors. Our general meeting of shareholders may only overrule the binding nomination by a resolution passed by a two thirds majority of votes cast, provided such majority represents more than half of our issued share capital. In addition, except if proposed by our board of directors, our directors may be suspended or dismissed by our general meeting of shareholders at any time by a resolution passed by a two thirds majority of votes cast, provided such majority represents more than half of our issued share capital. The possibility to convene a new general meeting of shareholders as referred to in Section 2:120(3) of the Dutch Civil Code in respect of these matters has been excluded in the our Articles of Association. We believe that these provisions support the continuity of our company and its business and that those provisions, therefore, are in the best interests of our shareholders and our other stakeholders.
Shareholder rights
Voting rights
The Netherlands. In accordance with Dutch law and our Articles of Association, each issued common share and each issued preferred share confers the right to cast one vote at the general meeting of shareholders. Each holder of shares may cast as many votes as it holds shares. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht).
In accordance with our Articles of Association, for each general meeting of shareholders, the board of directors may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting of shareholders. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.
Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder proposals
The Netherlands. Pursuant to our Articles of Association, extraordinary general meetings of shareholders will be held whenever required under Dutch law or whenever our board of directors deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our board of directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting of shareholders.
Also, the agenda for a general meeting of shareholders shall include such items requested by one or more shareholders, and others entitled to attend general meetings of shareholders, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing or by electronic means and received by the board of directors at least 60 days before the day of the meeting.
In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting the board of directors in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g. the removal of directors), the board of directors should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment the board of directors is informed of the intentions of the shareholder(s). If invoked, the board of directors shall use such response period for further deliberation and constructive consultation, in any event with the shareholders concerned, and shall explore alternatives. At the end of the response time, the board of directors shall report on this consultation and the exploration of alternatives to the general meeting of shareholders. The response period may be invoked only once for any given general meeting of shareholders and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting of shareholders be convened, as described above.
Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least €2,000 in market value, or 1% of the corporation’s securities entitled to vote, and has owned such securities for at least one year, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by written consent
The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. The requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for publicly traded companies.
Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal rights
The Netherlands. The concept of appraisal rights is not known as such under Dutch law.
However, in accordance with the directive 2005/56/EC of the European Parliament and the Council of 26 October 2005 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another Member State of the European Economic Area, a shareholder of a Dutch disappearing company who has voted against the cross- border merger may file a claim with the Dutch company for compensation. Such compensation is to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of effectiveness of the cross-border merger. Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger. Dutch law also provides for squeeze out procedures as described under “Dividends and other distributions — Squeeze out procedures.”
Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder suits
The Netherlands. In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of shares
The Netherlands. Under Dutch law, when issuing shares, a public company with limited liability such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company with limited liability such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then current issued share capital. Such company may only acquire its own shares if its general meeting of shareholders has granted the board of directors the authority to effect such acquisitions.
An acquisition of common shares for a consideration must be authorized by our general meeting of shareholders. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. Authorization is not required for the acquisition of common shares in order to transfer them to our employees. The actual acquisition may only be effected by a resolution of our board of directors. At our 2020 annual general meeting (the “Annual Meeting”), our board of directors intends to request an annual authorization to cause the repurchase of our common shares and/or preferred shares at our annual general meeting of shareholders for a period of 18 months, subject to the terms specified in such authorization.
No authorization of the general meeting of shareholders is required if common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee stock purchase plan.
Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover Provisions
The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:
•	the authorization of a class of preferred shares that may be issued by our board of directors to the protective foundation, in such a manner as to dilute the interest of any potential acquirer;
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the staggered multi-year terms of our directors (with subsequent terms as may be nominated by our board of directors and approved by our general meeting of shareholders), as a result of which only part of our directors may be subject to election or re-election in any one year;

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a provision that our directors may only be removed at the general meeting of shareholders by a two-thirds majority of votes cast representing at least 50% of our outstanding share capital if such removal is not proposed by our board of directors;

•
our directors being appointed on the basis of a binding nomination by our board of directors, which can only be overruled by the general meeting of shareholders by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital (in which case the board of directors shall make a new nomination);

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a provision allowing, among other matters, the former chairman of our board of directors or our former chief executive officer, as applicable, to manage our affairs if all of our directors are removed from office and to appoint others to be charged with the management and supervision of our affairs until new directors are appointed by the general meeting of shareholders on the basis of a binding nomination discussed above; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.
Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;
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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•
after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.

Merger
The Netherlands. The board of directors provides the general meeting of shareholders, within a reasonable amount of time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our company. If the board of directors invokes such an overriding interest, it must give reasons.
Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Removal of directors
The Netherlands. Under our Articles of Association, the general meeting of shareholders shall at all times be entitled to suspend or dismiss a director. The general meeting of shareholders may only adopt a resolution to suspend or dismiss a director by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital, unless the proposal was made by the board of directors, in which latter case a simple majority is sufficient.
Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.
Issuance of shares
The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the board of directors, for a period not exceeding five years.
At the Annual Meeting, our board of directors intends to request an annual authorization to issue shares and grant rights to subscribe for shares at our annual general meeting of shareholders, subject to the terms and periods specified in such authorization.
Delaware. All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
Preemptive rights
The Netherlands. Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of the board of directors. Our preferred shares carry no preemptive rights.
The board of directors may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting of shareholders. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate the board of directors as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

In conjunction with our requested annual authorization to issue shares and grant rights to subscribe for shares at the Annual Meeting, subject to the terms and periods specified in such authorization (see above under “Issuance of shares”) our board of directors intends to request authorization to limit or exclude preemptive rights in relation to such an issuance or grant.
Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands. Dutch law provides that dividends may be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital and the reserves that must be maintained under the law or the Articles of Association. Interim dividends may be declared as provided in the Articles of Association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-up and called-up issued share capital plus any reserves as described above as apparent from our financial statements. Under Dutch law, the Articles of Association may prescribe that the board of directors decide what portion of the profits are to be held as reserves.
Under the Articles of Association, first, a dividend is paid out of the profit, if available for distribution, on the preferred shares (if applicable). Any amount remaining out of the profit is carried to reserve as the board of directors determines. After reservation by the board of directors of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The board of directors is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting of shareholders.
Dividends and other distributions shall be made payable not later than the date determined by the board of directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.
Shareholder vote on certain reorganizations
The Netherlands. Under Dutch law, the general meeting of shareholders must approve resolutions of the board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:
•	a transfer of the business or virtually the entire business to a third party;
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the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger, and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of directors
The Netherlands. Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board of directors. Such remuneration policy shall be adopted by the general meeting of shareholders upon the proposal of the board of directors. The board of directors determines the remuneration of individual directors with due observance of the remuneration policy. Our executive directors may not participate in the discussions or decision-making regarding the remuneration of executive directors. A proposal by the board of directors with respect to remuneration schemes in the form of shares or rights to shares is submitted by the board of directors to the general meeting of shareholders for its approval. This proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the board of directors and the criteria for granting or amendment.
Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.
Listing. Our common shares are listed on the Nasdaq Global Select Market under the symbol “IFRX.” On June 26, 2020, the last reported sale price of our common shares was $4.70.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.
We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.
Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
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the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
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our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any U.S. federal income tax consequences; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt
We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.
Subordinated Debt
We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
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subject to Dutch law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

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(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

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the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery
We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:
(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.
The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.
Satisfaction, Discharge and Defeasance
We may discharge our obligations under each indenture, except as to:
•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);
when:
•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
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all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•	a combination of money and U.S. government obligations,
in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of common shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, debt securities, warrants, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the common shares, debt securities, warrants and/or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of InflaRx N.V., its affiliates, the trustees, the warrant agents, the unit agents or any other agent of InflaRx N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.
We incorporate by reference the following documents or information that we have filed with the SEC:
•	our 2019 Annual Report on Form 20-F for the fiscal year ended December 31, 2019, or the Annual Report;
•	our Forms 6-K filed on March 2, 2020, May 21, 2020 and June 30, 2020; and
•
the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 7, 2017, as updated by the description of our common shares filed as Exhibit 2.4 to the Annual Report, including any amendments or supplements thereto.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Winzerlaer Str. 2, 07745 Jena, Germany or via telephone at (+49) 3641 508 180. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information filed by us electronically at http://www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES
We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and our headquarters is located in Germany. Substantially all of our assets are located outside the United States. The majority of our executive officers and directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.
There is currently no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is relitigated before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will generally, subject to compliance with certain procedural requirements, grant the same judgment without a review of the merits of the underlying claim if such judgment (i) is a final judgment and has been rendered by a court, which has established its jurisdiction vis-à-vis the relevant Dutch companies or Dutch company, as the case may be, on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands, and (iv) is not incompatible with (a) a prior judgment of a Dutch court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde). Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our directors, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our directors, our senior management and the experts named in this prospectus.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.
Amount To Be Paid
SEC registration fee	$25,960
FINRA filing fee	$225,500**
Transfer agent’s fees	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$25,960
*	To be provided by a prospectus supplement or a Report on Form 6–K that is incorporated by reference into this prospectus.
**	Previously paid in connection with the filing of the Registration Statement.

LEGAL MATTERS
The validity of the common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain matters of U.S. federal and New York State law will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of InflaRx N.V. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 have been incorporated by reference in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, Leipzig, Germany, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

InflaRx N.V.
15,000,000 Common Shares
Warrants to Purchase up to 15,000,000 Common Shares
Prospectus Supplement
Joint Booking-Running Managers
Guggenheim Securities
Raymond James
February 25, 2021